Oppenheimer Trinity Core FundSM
6803 S. Tucson Way, Centennial, CO 80112
1.800.225.5677

This Statement of Additional Information is not a Prospectus. This
document contains additional information about the Fund and supplements information in the Prospectus dated September 24, 2002. It should be read together with the Prospectus, which may be obtained by writing to the Fund's Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270,
Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above, or by downloading it from the
OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents
                                                                        Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks..
2
    The Fund's Investment Policies.....................................
2
    Other Investment Techniques and Strategies.........................
3
    Investment Restrictions............................................
7
How the Fund is Managed ...............................................
8
    Organization and History...........................................
8
    Trustees and Officers..............................................
10
    The Manager........................................................
18
    The Sub-Advisor....................................................
21
Brokerage Policies of the Fund.........................................
21
Distribution and Service Plans.........................................
24
Performance of the Fund................................................
28

About Your Account
How To Buy Shares......................................................
33
How To Sell Shares.....................................................
43
How To Exchange Shares.................................................
47
Dividends, Capital Gains and Taxes.....................................
51
Additional Information About the Fund..................................
55

Financial Information About the Fund
Independent Auditors' Report...........................................
56
Financial Statements...................................................
57

Appendix A: Economic Sectors and Industry Groups.......................
A-1
Appendix B: Special Sales Charge Arrangements and Waivers..............
B-1

                                 55
ABOUT the fund

Additional Information About the Fund's Investment Policies and Risks

The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus. This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Fund can purchase. Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies. The composition of the Fund's portfolio and the techniques and strategies that the Fund's Sub-Advisor, Trinity
Investment Management Corporation, can use in selecting portfolio securities may vary over time. The Fund is not required to use the investment techniques and strategies described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all. Nonetheless, when selecting the Fund's portfolio investments, the Fund's Sub-Advisor, who is retained by the Manager, OppenheimerFunds, Inc., typically adheres to the following disciplined, systematic approach, which is more fully described in the Prospectus.

      Each day the New York Stock Exchange is open for trading, the
Sub-Advisor ranks nearly all of the stocks comprising the Standard &
Poor's Index of 500 Stocks ("S&P 500 Index") according to their relative valuations. The Sub-Advisor determines these rankings by dividing the S&P 500 Index into 11 broad economic sectors (Appendix A)
and using specially selected valuation models.

      After identifying the most undervalued or attractively priced stocks and most overvalued or least attractively priced stocks in the
S&P 500 Index, the Sub-Advisor generally selects the most attractively priced stocks for the Fund's portfolio. In order to diversify the
Fund's portfolio investments and attempt to reduce overall portfolio risk, the Sub-Advisor seeks to align the Fund's portfolio investments with the sector weights of the index 34 industry groups (See Appendix
A).

      In selecting stocks for the Fund's portfolio, the portfolio management team, whose members are employed by the Sub-Advisor, primarily uses value-oriented investment analyses. In using these approaches, the portfolio management team looks for stocks that appear to be temporarily undervalued, by various measures. The portfolio management team seeks stocks having prices that are relatively low in relation to what the team considers to be their real worth or future prospects, with the expectation that the Fund will realize appreciation in the value of its holdings.

      Some of the measures used to identify undervalued stocks include, among others:
o     Dividend Discount, which calculates the present value of the projected stream of future dividends. Stocks that sell at discounts to present value are favored.
o     Earnings Momentum, which is based on the percentage change in trailing four-quarter earnings per share over the last three months.
o     Cashflow Plowback, which seeks high cashflow relative to capital structure and low price/cashflow ratio. The plowback feature is based on net cashflow (cashflow minus dividends) retained by a company each year and available for reinvestment or plowback into the business, providing a basis for future growth.
o

         Price/earnings Ratio, which is the stock's price divided by its earnings per share. A stock having a price/earnings ratio lower than its historical range, or lower than the market as a whole or that of similar companies may offer attractive investment opportunities.
o     Price/book value Ratio, which is the stock price divided by the book value of the company per share. It measures the company's stock price in relation to its asset value.
o     Dividend Yield, which is measured by dividing the annual dividend by the stock price per share.

      There is no assurance the Fund's stock selection strategy will result in the Fund achieving its objective of long-term capital growth.
Nor can there be any assurance that the Fund's diversification strategy will actually reduce the volatility of an investment in the Fund.

|X|   Portfolio Turnover. "Portfolio turnover" describes the rate at which the Fund trades its portfolio securities during prior fiscal years. For example, if the Fund sold all of its securities during the year, its portfolio turnover rate would be 100% or more. The Fund's portfolio turnover rate will fluctuate from year to year. The Fund is expected to have a portfolio turnover rate of between 90 - 130%
annually. Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which may reduce its overall performance. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other Investment Techniques and Strategies.  In seeking its objective, the Fund may from time to time use the types of investment strategies and investments described below.  It is not required to use all of these strategies at all times, and at times may not use them.

|X|   Temporary Defensive Investments. For temporary defensive
purposes, the Fund can invest in repurchase agreements and a variety of
"money market securities." Money market securities are high-quality, short-term debt instruments that may be issued by the U.S. government, corporations, banks or other entities. They may have fixed, variable or floating interest rates. The following is a brief description of the repurchase agreements and the types of money market securities in which the Fund may invest.

o     Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It might do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for defensive purposes.

      In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the
Fund's Board of Trustees from time to time.

      The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to the Fund's fundamental policy limits on holding illiquid investments. The Fund cannot enter into a repurchase agreement that causes more than

10% of its total assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of the
Fund's assets that may be subject to repurchase agreements having maturities of seven days or less.

      Repurchase agreements, considered "loans" under the Investment
Company Act of 1940 (the "Investment Company Act"), are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Sub-Advisor will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will monitor the collateral's value.

      Pursuant to an Exemptive Order issued by the Securities and
Exchange Commission, the Fund, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities.
Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

o     U.S. Government Securities. These include obligations issued or guaranteed by the U.S. Treasury or other U.S. government agencies or corporate entities referred to as "instrumentalities" of the U.S.
government. The obligations of U.S. government agencies or
instrumentalities in which the Fund may invest may or may not be guaranteed or supported by the "full faith and credit" of the United
States. "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the
United States if the issuing agency or instrumentality does not meet its commitment. The Fund will invest in securities of U.S. government agencies and instrumentalities only if the Sub-Advisor is satisfied that the credit risk with respect to such agency or instrumentality is minimal.

o     Bank Obligations. The Fund may buy time deposits, certificates of deposit and bankers' acceptances. They must be :
o     obligations issued or guaranteed by a domestic or foreign bank
               (including a foreign branch of a domestic bank) having
               total assets of at least $1 billion,
o     banker's acceptances (which may or may not be supported by letters of credit) only if guaranteed by a U.S.
               commercial bank with total assets of at least U.S. $1
               billion.

      The Fund can make time deposits. These are non-negotiable
deposits in a bank for a specified period of time. They may be subject to early withdrawal penalties. Time deposits that are subject to early withdrawal penalties are subject to the Fund's limits on illiquid investments, unless the time deposit matures in seven days or less.
"Banks" include commercial banks, savings banks and savings and loan associations.

o     Commercial Paper. The Fund may invest in commercial paper, if it is rated within the top two rating categories of Standard & Poor's
Rating Services ("Standard & Poor's") and Moody's Investors Service,
Inc., ("Moody's). If the paper is not rated, it may be purchased if issued by a company having a credit rating of at least "AA" by Standard
& Poor's or "Aa" by Moody's.

      The Fund may buy commercial paper, including U.S.
dollar-denominated securities of foreign branches of U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

o     Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by the Fund at varying rates of interest under direct arrangements between the Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit.

      Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time.
Accordingly, the Fund's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

      The Fund has no limitations on the type of issuer from whom these notes will be purchased. However, in connection with such purchases and on an ongoing basis, the Sub-Advisor will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by the
Fund in illiquid securities. Currently, the Fund does not intend that its investments in variable amount master demand notes will exceed 5%
of its total assets.

|X|   Loans of Portfolio Securities. To raise cash for liquidity purposes, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the
Fund's Board of Trustees. These loans are limited to not more than 10%
of the value of the Fund's total assets. The Fund currently does not intend to engage in loans of securities, but if it does so, such loans will not likely exceed 5% of the Fund's total assets.

      There are some risks in connection with securities lending. The
Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the
Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.
      When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. The Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of the Fund's loans must meet applicable tests under the Internal
Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

|X|   Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments.
Investments may be illiquid because of the absence of an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of 1933.

      As a fundamental policy, the Fund will not invest more than 10%
of its total assets in illiquid or restricted securities, including repurchase agreements having a maturity beyond seven days, portfolio securities for which market quotations are not readily available and time deposits that mature in more than two days. Certain restricted securities that are eligible for resale to qualified institutional purchasers, as described below, may not be subject to that limit. The
Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

      The Fund has limitations that apply to purchases of restricted securities, as stated above. Those percentage restrictions may not apply to purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities
Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

Investment in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments.  For example, the Fund can invest in
Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange.  The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment
Company Act.  The Fund does not intend to invest in other investment companies unless the Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges.
As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.  The Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.
Investment Restrictions

|X|   What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
o     67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o     more than 50% of the outstanding shares.

      Policies described in the Prospectus or this Statement of
Additional Information are "fundamental" only if they are identified as such. The Fund's Board of Trustees can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the
Prospectus or this Statement of Additional Information, as appropriate.
The Fund's principal investment policies are described in the
Prospectus.

|X|   Does the Fund Have Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund.

o     The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the
Fund's total assets. This limitation does not apply to securities issued by the U.S. government or any of its agencies or
instrumentalities or securities of other investment companies.

o     The Fund cannot invest in companies for the purpose of acquiring control or management of them.

o     The Fund cannot lend money. However, it can invest in debt securities that the Fund's investment policies and restrictions permit it to purchase. The Fund may also lend its portfolio securities and enter into repurchase agreements.

o     The Fund cannot concentrate investments. That means it cannot invest 25% or more of its total assets in companies in any one industry. Obligations of the U.S. government, its agencies and instrumentalities are not considered to be part of an "industry" for the purposes of this restriction.

o     The Fund cannot invest in real estate or in interests in real estate. However, the Fund can purchase readily-marketable securities of companies holding real estate or interests in real estate.

o     The Fund cannot underwrite securities of other companies. A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

o     The Fund cannot invest in physical commodities or commodity contracts. This does not prohibit the Fund from purchasing or selling options and futures or from buying or selling hedging instruments as permitted by any of its other investment policies.
o     The Fund cannot borrow money except from banks in amounts not in excess of 5% of its assets as a temporary measure to meet redemptions.

o     The Fund cannot pledge, mortgage or hypothecate any of its assets. However, this does not prohibit the escrow arrangements contemplated by the put and call activities of the Fund or other collateral or margin arrangements in connection with any of the hedging instruments permitted by any of its other policies.

o     The Fund cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations. Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

      Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an on-going basis, it applies only at the time the Fund makes an investment with the exception of the borrowing policy. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

|X|   Does the Fund Have Additional Restrictions That Are Not
"Fundamental" Policies?

      The Fund has additional operating policies that are not
"fundamental," and which can be changed by the Board of Trustees without shareholder approval.

o     The Fund can invest all of its assets in the securities of a single open-end management investment company for which the Manager, one of its subsidiaries or a successor is the investment advisor or sub-advisor. That fund must have substantially the same fundamental investment objective, policies and limitations as the Fund.

      For purposes of the Fund's policy not to concentrate its
investments as described above, the Fund has adopted the industry classifications set forth in Appendix A to this Statement of Additional
Information. That is not a fundamental policy.

How the Fund Is Managed

Organization and History. The Fund is an open-end, diversified management investment company with an unlimited number of authorized shares of beneficial interest. The Fund was organized as a
Massachusetts business trust in May 1999.

      The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law.
The Trustees meet periodically throughout the year to oversee the
Fund's activities, review its performance, and review the actions of the Manager and Sub-Advisor. Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.
|X|   Classes  of  Shares.   The   Trustees  are   authorized,   without
shareholder  approval,  to create new series and classes of shares.  The
Trustees  may  reclassify  unissued  shares of the Fund into  additional series or  classes of shares.  The  Trustees  also may divide or combine the shares of a class into a greater or lesser number of shares  without changing the proportionate  beneficial  interest of a shareholder in the
Fund.  Shares do not have  cumulative  voting  rights or  preemptive  or subscription  rights.  Shares  may be  voted  in  person  or by proxy at shareholder meetings.

      The Fund currently has five classes of shares: Class A, Class B,
Class C, Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase
Class Y shares. Each class of shares:
o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

|X|   Meetings of Shareholders.  As a Massachusetts  business trust, the
Fund is not required to hold, and does not plan to hold,  regular annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

      Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a
Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the
Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the
Fund's outstanding shares. The Trustees may also take other action as permitted by the Investment Company Act.

|X|   Shareholder and Trustee Liability.  The Fund's Declaration of
Trust contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for
indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its
obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a
"partner" under certain circumstances. However, the risk that a Fund shareholder will incur
financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

      The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees and Oversight Committees. The Fund is governed by a
Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

      The Board of Trustees has an Audit Committee, a Study Committee
and a Proxy Committee.  The members of the Audit Committee are Kenneth
Randall (Chairman), Benjamin Lipstein and Edward Regan.  The Audit
Committee held five meetings during the Fund's fiscal year ended July
31, 2002. The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit
Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

      The members of the Study Committee are Benjamin Lipstein
(Chairman), Robert Galli and Elizabeth Moynihan.  The Study Committee
held seven meetings during the Fund's fiscal year ended July 31, 2002.
The Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and
Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law, among other duties as set forth in the Committee's charter.

      The members of the Proxy Committee are Edward Regan (Chairman),
Russell Reynolds and Clayton Yeutter.  The Proxy Committee held no meetings during the Fund's fiscal year ended July 31, 2002.  The Proxy
Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

Trustees and Officers of the Fund. Except for Mr. Murphy, each of the
Trustees is an independent trustee of the Fund ("Independent Trustee").
Mr. Murphy is an "Interested Trustee," because he is affiliated with the
Manager by virtue of his positions as an officer and director of the
Manager, and as a shareholder of its parent company.

      The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the

past five years are listed in the chart below. The information for the
Trustees also includes the dollar range of shares of the Fund as well as the aggregate dollar range of shares beneficially owned in any of the Oppenheimer funds overseen by the Trustees. All of the Trustees are also trustees or directors of the following publicly offered
Oppenheimer funds (referred to as "Board I Funds"):

Oppenheimer California Municipal Fund   Oppenheimer International Growth Fund
                                        Oppenheimer  International  Small Company
Oppenheimer Capital Appreciation Fund   Fund
Oppenheimer Capital Preservation Fund   Oppenheimer Money Market Fund, Inc.
Oppenheimer Developing Markets Fund     Oppenheimer Multiple Strategies Fund
Oppenheimer Discovery Fund              Oppenheimer Multi-Sector Income Trust
Oppenheimer Emerging Growth Fund        Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Technologies Fund  Oppenheimer Municipal Bond Fund
Oppenheimer Enterprise Fund             Oppenheimer New York Municipal Fund
Oppenheimer Europe Fund                 Oppenheimer Series Fund, Inc.
Oppenheimer Global Fund                 Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer  Gold  &  Special  Minerals
Fund                                    Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                 Oppenheimer U.S. Government Trust

      In addition to being a trustee or director of the Board I Funds,
Mr. Galli is also a director or trustee of 10 other portfolios in the
OppenheimerFunds complex. Present or former officers, directors, trustees and employees (and their immediate family members) of the
Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the Fund and the other Oppenheimer funds at net asset value without sales charge. The sales charges on Class A shares is waived for that group because of the economies of sales efforts realized by the
Distributor.

      Messrs. Murphy, Masterson, Molleur, Vottiero, Wixted and Zack,
and Mses. Bechtolt, Feld and Ives respectively hold the same offices with one or more of the other Board I Funds as with the Fund.  As of
August 29, 2002 the Trustees and officers of the Fund, as a group, owned of record or beneficially less than 1% of each class of shares of the Fund.  The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent
Trustee, and his or her family members, do not own securities of either the Manager, Distributor or Sub-Advisor of the Board I Funds or any
person directly or indirectly controlling, controlled by or under common control with the Manager, Distributor or Sub-Advisor.

|X|   Affiliated Transactions and Material Business Relationships. Mr.
Reynolds has reported he has a controlling interest in The Directorship
Search Group, Inc. ("The Directorship Search Group"), a director recruiting firm that provided consulting services to Massachusetts
Mutual Life Insurance Company (which controls the Manager) for fees aggregating $110,000 from January 1, 2000 through December 31, 2001, an amount representing less than 5% of the annual revenues of The
Directorship Search Group, Inc. Mr. Reynolds estimates that The
Directorship Search Group will bill Massachusetts Mutual Life Insurance
Company $150,000 for services to be provided during the calendar year
2002.

      The Independent Trustees have unanimously (except for Mr.
Reynolds, who abstained) determined that the consulting arrangements between The Directorship Search Group, Inc. and Massachusetts Mutual
Life Insurance Company were not material business or professional relationships that would compromise Mr. Reynolds' status as an
Independent Trustee. Nonetheless, to assure certainty as to
determinations of the Board and the Independent Trustees as to matters upon which the Investment Company Act or the rules thereunder require approval by a majority of Independent Trustees, Mr. Reynolds will not be counted for purposes of determining whether a quorum of Independent
Trustees was present or whether a majority of Independent Trustees approved the matter.

     The address of each Trustee in the chart below is 6803 S. Tucson
Way, Centennial, CO 80112-3924. Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

-------------------------------------------------------------------------------------
                                Independent Trustees
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name, Address,     Principal   Occupation(s)   During  Past  5 Dollar     Aggregate
                                                                          Dollar
                                                                          Range of
                                                                          Shares
                                                                          Beneficially
                                                                          Owned in
                                                                          any of
                                                               Range of   the
Age, Position(s)                                               Shares     Oppenheimer
Held with Fund     Years  /  Other  Trusteeships/Directorships BeneficiallFunds
and Length of      Held by Trustee / Number of  Portfolios  in Owned in   Overseen
Service            Fund Complex Currently Overseen by Trustee   the Fund  by Trustee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2001
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Leon Levy,         General  Partner  (since  1982) of  Odyssey   None       None
Chairman of the    Partners,  L.P.  (investment   partnership)
Board of Trustees  and  Chairman of the Board  (since 1981) of
Trustee since 1999 Avatar   Holdings,    Inc.   (real   estate
Age: 76            development).  Oversees  31  portfolios  in
                   the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Galli,   A trustee or director of other  Oppenheimer   None       Over
Trustee since 1999 funds.   Formerly  Vice  Chairman  (October
Age: 69            1995-December   1997)   of   the   Manager.
                   Oversees    41     portfolios     in    the
                   OppenheimerFunds complex.                              $100,000
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Phillip A.         The Director  (since 1991) of the Institute   None       Over
Griffiths,         for  Advanced   Study,   Princeton,   N.J.,
Trustee since 1999 director  (since  2001) of GSI Lumonics and
Age: 63            a  member  of  the   National   Academy  of
                   Sciences   (since   1979);   formerly   (in
                   descending  chronological order) a director
                   of Bankers Trust  Corporation,  Provost and
                   Professor    of    Mathematics    at   Duke
                   University,    a   director   of   Research
                   Triangle  Institute,  Raleigh,  N.C., and a
                   Professor   of   Mathematics   at   Harvard            $100,000
                   University.  Oversees 31  portfolios in the
                   OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Benjamin           Professor  Emeritus  of  Marketing,   Stern   None       Over
Lipstein, Trustee  Graduate       School      of      Business
since 1999         Administration,    New   York   University.
Age: 79            Oversees    31     portfolios     in    the
                   OppenheimerFunds complex.                              $100,000
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Joel W. Motley,    Director (January 2002-present), Columbia   $None1       None1
Trustee since 2002 Equity Financial Corp. (privately-held
Age: 50            financial adviser); Managing Director
                   (January 2002-present), Carmona Motley,
                   Inc. (privately-held financial adviser);
                   Formerly he held the following positions:
                   Managing Director (January 1998-December
                   2001), Carmona Motley Hoffman, Inc.
                   (privately-held financial adviser);
                   Managing Director (January 1992-December
                   1997), Carmona Motley & Co.
                   (privately-held financial adviser).
                   Oversees 31 portfolios in the
                   OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Elizabeth B.       Author  and  architectural   historian;   a                       ,000
Moynihan,          trustee  of the  Freer  Gallery  of Art and
Trustee since 1999 Arthur  M.  Sackler  Gallery   (Smithsonian
Age: 72            Institute),   Trustees   Council   of   the
                   National  Building  Museum; a member of the   None    $50,001-$100
                   Trustees  Council,  Preservation  League of
                   New York State.  Oversees 31  portfolios in
                   the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Kenneth A.         A  director  of  Dominion  Resources,  Inc.   None       Over
Randall, Trustee   (electric   utility  holding  company)  and
since 1999         Prime Retail,  Inc. (real estate investment
Age: 75            trust);  formerly  a director  of  Dominion
                   Energy,  Inc. (electric power and oil & gas
                   producer),  President  and Chief  Executive
                   Officer  of  The  Conference   Board,  Inc.
                   (international    economic   and   business
                   research)  and  a  director  of  Lumbermens
                   Mutual    Casualty    Company,     American
                   Motorists  Insurance  Company and  American            $100,000
                   Manufacturers   Mutual  Insurance  Company.
                   Oversees    31     portfolios     in    the
                   OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Edward V. Regan,   President,    Baruch   College,   CUNY;   a   None    $50,001-$100,000
Trustee since 1999 director of RBAsset (real estate  manager);
Age: 72            a director of OffitBank;  formerly Trustee,
                   Financial  Accounting  Foundation (FASB and
                   GASB),   Senior   Fellow  of  Jerome   Levy
                   Economics    Institute,    Bard    College,
                   Chairman    of     Municipal     Assistance
                   Corporation  for the City of New York,  New
                   York State  Comptroller  and Trustee of New
                   York  State  and  Local   Retirement  Fund.
                   Oversees  31  investment  companies  in the
                   OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Russell S.         Chairman  (since 1993) of The  Directorship   None    $10,001-$50,000
Reynolds, Jr.,     Search Group,  Inc.  (corporate  governance
Trustee since 1999 consulting  and  executive  recruiting);  a
Age: 70            life   trustee   of   International   House
                   (non-profit educational organization),  and
                   a  trustee  (since  1996) of the  Greenwich
                   Historical Society.  Oversees 31 portfolios
                   in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Donald W. Spiro,   Chairman  Emeritus  (since January 1991) of   None       Over
Vice Chairman of
the Board of       the Manager.  Formerly a director  (January
Trustees,          1969-August 1999) of the Manager.  Oversees
Trustee since 1999 31  portfolios   in  the   OppenheimerFunds            $100,000
Age: 76            complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Clayton K.         Of Counsel  (since  1993),  Hogan & Hartson   None    $50,001-$100,000
Yeutter, Trustee   (a   law   firm).   Other    directorships:
since 1999         Caterpillar,    Inc.   (since   1993)   and
Age: 71            Weyerhaeuser Co. (since 1999).  Oversees 31
                   portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------

      The address of Mr. Murphy in the chart below is 498 Seventh
Avenue, New York, NY 10018. Mr. Murphy serves for an indefinite term, until his resignation, death or removal.

-------------------------------------------------------------------------------------
                           Interested Trustee and Officer
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name, Address,    Principal   Occupation(s)   During  Past  5 Dollar      Aggregate
                                                                           Dollar
                                                                          Range of
                                                                         y Shares
                                                              Range of   Beneficially
Age, Position(s)                                              Shares      Owned in
Held with Fund    Years  /  Other  Trusteeships/Directorships Beneficiallany of the
and Length of     Held by Trustee / Number of  Portfolios  in Owned in   Oppenheimer
Service           Fund Complex Currently Overseen by Trustee   the Fund     Funds
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2001
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
John V. Murphy,   Chairman,   Chief  Executive   Officer  and
President and     director  (since  June 2001) and  President    None       Over
Trustee,          (since  September  2000)  of  the  Manager;             $100,000
Trustee since     President  and a  director  or  trustee  of
October 2001      other  Oppenheimer  funds;  President and a
Age: 53           director  (since July 2001) of  Oppenheimer
                  Acquisition  Corp.  (the  Manager's  parent
                  holding   company)   and   of   Oppenheimer
                  Partnership   Holdings,   Inc.  (a  holding
                  company  subsidiary  of  the  Manager);   a
                  director    (since    November   2001)   of
                  OppenheimerFunds   Distributor,   Inc.   (a
                  subsidiary of the Manager);  Chairman and a
                  director  (since July 2001) of  Shareholder
                  Services,    Inc.   and   of    Shareholder
                  Financial  Services,  Inc.  (transfer agent
                  subsidiaries  of  the  Manager);  President
                  and  a  director   (since   July  2001)  of
                  OppenheimerFunds    Legacy    Program    (a
                  charitable  trust  program  established  by
                  the Manager);  a director of the investment
                  advisory  subsidiaries of the Manager:  OFI
                  Institutional  Asset  Management,  Inc. and
                  Centennial  Asset  Management   Corporation
                  (since  November 2001),  HarbourView  Asset
                  Management   Corporation  and  OFI  Private
                  Investments,   Inc.   (since   July  2001);
                  President  (since  November  1, 2001) and a
                  director  (since July 2001) of  Oppenheimer
                  Real  Asset  Management,  Inc.;  a director
                  (since    November    2001)   of    Trinity
                  Investment  Management  Corp.  and  Tremont
                  Advisers,    Inc.    (Investment   advisory
                  affiliates of the Manager);  Executive Vice
                  President    (since   February   1997)   of
                  Massachusetts    Mutual   Life    Insurance
                  Company (the Manager's parent  company);  a
                  director   (since   June   1995)   of   DBL
                  Acquisition  Corporation;  formerly,  Chief
                  Operating  Officer   (September   2000-June
                  2001)  of  the   Manager;   President   and
                  trustee  (November  1999-November  2001) of
                  MML Series  Investment  Fund and MassMutual
                  Institutional  Funds  (open-end  investment
                  companies);     a    director    (September
                  1999-August  2000) of C.M.  Life  Insurance
                  Company;    President,    Chief   Executive
                  Officer     and     director     (September
                  1999-August  2000)  of MML Bay  State  Life
                  Insurance   Company;   a   director   (June
                  1989-June  1998) of  Emerald  Isle  Bancorp
                  and Hibernia  Savings Bank (a  wholly-owned
                  subsidiary   of  Emerald   Isle   Bancorp).
                  Oversees    69     portfolios     in    the
                  OppenheimerFunds complex.
-------------------------------------------------------------------------------------

     The address of the Officers in the chart below is as follows:
Messrs. Molleur and Zack and Ms. Feld is 498 Seventh Avenue, New York,
NY 10018, Messrs. Masterson, Vottiero and Wixted and Mses. Bechtolt and
Ives is 6803 S. Tucson Way, Centennial, CO 80112-3924. Each Officer
serves for an annual term or until his or her resignation, death or removal.

-------------------------------------------------------------------------------------
                                Officers of the Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name, Address, Age,       Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund and Length of
Service
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brian W. Wixted,          Senior Vice President and Treasurer  (since March 1999) of
Treasurer, Principal      the Manager;  Treasurer  (since March 1999) of HarbourView
Financial and Accounting  Asset Management Corporation,  Shareholder Services, Inc.,
Officer (since April      Oppenheimer    Real    Asset    Management    Corporation,
1999)                     Shareholder   Financial   Services,    Inc.,   Oppenheimer
Age: 42                   Partnership Holdings, Inc., OFI Private Investments,  Inc.
                          (since March 2000),  OppenheimerFunds  International  Ltd.
                          and Oppenheimer  Millennium Funds plc (since May 2000) and
                          OFI Institutional  Asset Management,  Inc. (since November
                          2000)  (offshore  fund  management   subsidiaries  of  the
                          Manager);  Treasurer and Chief  Financial  Officer  (since
                          May 2000) of  Oppenheimer  Trust  Company (a trust company subsidiary of the  Manager);  Assistant  Treasurer  (since
                          March  1999)  of   Oppenheimer   Acquisition   Corp.   and
                          OppenheimerFunds   Legacy   Program  (since  April  2000);
                          formerly  Principal  and Chief  Operating  Officer  (March
                          1995-March  1999),   Bankers  Trust   Company-Mutual  Fund
                          Services  Division.  An  officer of 85  portfolios  in the
                          OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Connie Bechtolt,          Assistant Vice  President of the Manager (since  September
Assistant Treasurer       1998);   formerly   Manager/Fund   Accounting   (September
(since October 10, 2002)  1994-September  1998) of the  Manager.  An  officer  of 72
Age: 39                   portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Philip Vottiero,          Vice  President/Fund  Accounting  of  the  Manager  (since
                          March 2002); formerly Vice President/Corporate  Accounting
Assistant Treasurer       of the Manager  (July  1999-March  2002) prior to which he
(since August 15, 2002)   was Chief Financial Officer at Sovlink  Corporation (April
Age: 39                   1996-June  1999).  An  officer  of 72  portfolios  in  the
                          OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Zack,           Senior  Vice  President   (since  May  1985)  and  General
Secretary (since          Counsel  (since  February  2002) of the  Manager;  General
November 1, 2001)         Counsel   and  a  director   (since   November   2001)  of
Age: 54                   OppenheimerFunds Distributor,  Inc.; Senior Vice President
                          and General  Counsel (since  November 2001) of HarbourView
                          Asset  Management   Corporation;   Vice  President  and  a
                          director (since November 2000) of Oppenheimer  Partnership
                          Holdings,  Inc.;  Senior Vice  President,  General Counsel
                          and  a  director  (since  November  2001)  of  Shareholder
                          Services,  Inc., Shareholder Financial Services, Inc., OFI
                          Private Investments,  Inc.,  Oppenheimer Trust Company and
                          OFI Institutional Asset Management,  Inc.; General Counsel
                          (since  November  2001)  of  Centennial  Asset  Management
                          Corporation;   a  director   (since   November   2001)  of
                          Oppenheimer  Real  Asset   Management,   Inc.;   Assistant
                          Secretary  and  a  director   (since   November  2001)  of
                          OppenheimerFunds   International   Ltd.;   Vice  President
                          (since November 2001) of OppenheimerFunds  Legacy Program;
                          Secretary    (since    November   2001)   of   Oppenheimer
                          Acquisition   Corp.;   formerly   Acting  General  Counsel
                          (November   2001-February   2002)  and  Associate  General
                          Counsel (May 1981-October 2001) of the Manager;  Assistant
                          Secretary   of    Shareholder    Services,    Inc.    (May
                          1985-November 2001),  Shareholder Financial Services, Inc.
                          (November     1989-November    2001);     OppenheimerFunds
                          International  Ltd. and Oppenheimer  Millennium  Funds plc
                          (October  1997-November 2001). An officer of 85 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Philip T. Masterson,      Vice President and Assistant Counsel of the Manager
Assistant Secretary       (since July 1998); formerly, an associate with Davis,
(since August 15, 2002)   Graham, & Stubbs LLP (January 1997-June 1998). An officer
Age: 38                   of 72 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Denis R. Molleur,         Vice  President and Senior  Counsel of the Manager  (since
Assistant Secretary       July  1999);  formerly  a  Vice  President  and  Associate
(since November 1, 2001)  Counsel of the  Manager  (September  1995-July  1999).  An
Age: 44                   officer of 82 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Katherine P. Feld,        Vice  President  and Senior  Counsel  (since July 1999) of
Assistant Secretary       the  Manager;   Vice   President   (since  June  1990)  of
(since November 1, 2001)  OppenheimerFunds   Distributor,   Inc.;   Director,   Vice
Age: 44                   President  and  Secretary  (since June 1999) of Centennial
                          Asset Management Corporation;  Vice President (since 1997)
                          of Oppenheimer Real Asset Management,  Inc.; formerly Vice
                          President  and  Associate  Counsel  of the  Manager  (June
                          1990-July  1999).  An  officer  of 85  portfolios  in  the
                          OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Kathleen T. Ives,         Vice President and Assistant  Counsel (since June 1998) of
Assistant Secretary       the   Manager;    Vice    President    (since   1999)   of
(since November 1, 2001)  OppenheimerFunds  Distributor,  Inc.;  Vice  President and
Age: 36                   Assistant Secretary (since 1999) of Shareholder  Services,
                          Inc.;   Assistant   Secretary  (since  December  2001)  of
                          OppenheimerFunds  Legacy Program and Shareholder Financial
                          Services,  Inc.;  formerly  Assistant  Vice  President and
                          Assistant  Counsel of the Manager (August 1997-June 1998);
                          Assistant  Counsel  of  the  Manager  (August  1994-August
                          1997).    An   officer   of   85    portfolios    in   the
                          OppenheimerFunds complex.
-------------------------------------------------------------------------------------

|X|   Remuneration of Trustees. The officers of the Fund and one of the
Trustees of the Fund (Mr. Murphy) who are affiliated with the Manager receive no salary or fee from the Fund. The remaining Trustees of the
Fund received the compensation shown below from the Fund with respect to the Fund's fiscal year ended July 31, 2002. The compensation from all of the Board I Funds (including the Fund) represents compensation received as a director, trustee or member of a committee of the Board during the calendar year 2001.

----------------------------------------------------------------------------------
  Trustee Name and      For Fiscal Year Ended    For Calendar Year Ended12/31/01
     Other Fund
    Position(s)
  (as applicable)             07/31/02
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                       Aggregate    Retirement     Estimated          Total
                                                                  Compensation
                                                     Annual         From All
                                                   Retirement      Oppenheimer
                                                 Benefits Paid   Funds For Which
                                     Benefits    at Retirement     Individual
                                    Accrued as      from all        Serves As
                     Compensation  Part of Fund  Board I Funds  Trustee/Director
                      from Fund1     Expenses     (33 Funds) 2     (33 Funds)
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Leon Levy                 $0            $7          $137,560        $173,700
Chairman
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Robert G. Galli           $0            $20         $32,7662        $202,8863
Study Committee
Member
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Phillip Griffiths         $0            $5           $6,803          $54,889
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Benjamin Lipstein         $0            $0          $118,911        $150,152
Study Committee
Chairman, Audit
Committee Member
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Joel W. Motley4           $0            $0             $0              $0
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Elizabeth         B.      $0            $26         $52,348         $105,760
Moynihan
Study Committee
Member
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Kenneth A. Randall        $0            $16         $76,827          $97,012
Audit Committee
Chairman
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Edward V. Regan           $0            $27         $42,748          $95,960
Proxy Committee
Chairman, Audit
Committee Member
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Russell S.                $0            $17         $46,197          $71,792
Reynolds, Jr.
Proxy Committee
Member
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Donald Spiro              $0            $6           $3,625          $64,080
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Clayton K. Yeutter        $0            $13         $31,982          $71,792
Proxy Committee
Member
----------------------------------------------------------------------------------
1.    Aggregate  compensation  from the Fund  includes fees and deferred compensation,  if any. No trustee fee expenses  were accrued to the Fund during its last fiscal year for any Trustee.
2.    Estimated annual  retirement  benefits paid at retirement is based on a straight  life  payment  plan  election.  The amount for Mr.  Galli
   includes   $14,818   for   serving  as  a  trustee  or  director  of  10
   Oppenheimer funds that are not Board I Funds.
3.    Includes  $97,126 for Mr. Galli for serving as trustee or director of 10 Oppenheimer funds that are not Board I Funds.
4.    Appointed to the Board on October 10, 2002 and  therefore  did not receive any compensation.

|X|   Retirement Plan for Trustees. The Fund has adopted a retirement plan that provides for payments to retired Independent Trustees.
Payments are up to 80% of the average compensation paid during a
Trustee's five years of service in which the highest compensation was received. A Trustee must serve as trustee for any of the Board I Funds for at least 15 years to be eligible for the maximum payment. Each
Trustee's retirement benefits will depend on the
amount of the Trustee's future compensation and length of service.
Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

|X|   Deferred Compensation Plan for Trustees. The Board of Trustees
has adopted a Deferred Compensation Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more
Oppenheimer funds selected by the Trustee. The amount paid to the
Trustee under the plan is determined based upon the performance of the selected funds.

      Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an
Order issued by the Securities and Exchange Commission, the Fund may
invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

|X|   Major Shareholders. As of August 29, 2002, the only persons who owned of record or who were known by the Fund to own of record 5% or more of the Fund's outstanding Class A, Class B, Class C, Class N and
Class Y shares were:

      RPSS TR UMG Manufacturing & Logistics Inc 401K, Attn: Angela M.
      Jones, 700 S. Battleground Ave., Grover, NC 28073-9541, which owned 95,853.649 Class A shares (15.11% of the Class A shares then outstanding).

      RPSS TR Robert N. Milling MD FBO Robert N. Milling, 230 Berry
      Tree Ln, Columbia, SC, 28223-7457, which owned 46,027.821 Class A shares (7.25% of the Class A shares then outstanding).

      Sterling Trust Company CUST FBO Caddick Construction CO 401K PSP,
      Metro Center, 1 Station Pl., Stamford, CT 06902-6800, which owned
      3,297.548 Class N shares (27.03% of the Class N shares then outstanding).

      RPSS TR Talaris Systems Inc., 401(K) Plan, Attn: Gail McBeth, PO
      Box 261580, San Diego, CA 92196-1580, which owned 6,865.756 Class
      N shares (56.29% of the Class N shares then outstanding).

      Persumma Financial Services, 275 Grove St., Auburndale, MA
      02466-2272, which owned 17,487.845 Class Y shares (99.43% of the
      Class Y shares then outstanding).

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition
Corp., a holding company controlled by Massachusetts Mutual Life
Insurance Company.

|X|   Code of Ethics. The Fund, the Manager, the Sub-Advisor and the
Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager. The
Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the
Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

      The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,
D.C. You can obtain information about the hours of operation of the
Public Reference Room by calling the SEC at 1.202.942.8090. The Code of
Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at
www.sec.gov Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address:
publicinfo@sec.gov., or by writing to the SEC's Public Reference
Section, Washington, D.C. 20549-0102.

|X|   The Investment Advisory Agreement.  The Manager provides
investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The
Manager handles the Fund's day-to-day business, and the agreement permits the Manager to enter into sub-advisory agreements with other registered investment advisors to obtain specialized services for the
Fund, as long as the Fund is not obligated to pay any additional fees for those services. The Manager has retained the Sub-Advisor pursuant to a separate Sub-Advisory Agreement, described below, under which the
Sub-Advisor buys and sells portfolio securities for the Fund. The members of the portfolio management team of the Fund are employed by the Sub-Advisor and are the persons principally responsible for the day-to-day management of the Fund's portfolio, as described below.

      Under the investment advisory agreement, the Fund pays the
Manager an annual fee in monthly installments, based on the average daily net assets of the Fund. That fee is described in the prospectus.

    The investment advisory agreement between the Fund and the Manager requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund.
Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to calculation of the Fund's net asset values per share, interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole. The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

------------------------------------------------------
Fiscal   Year   ended     Management Fees Paid to
7/31:                     OppenheimerFunds, Inc.
------------------------------------------------------
------------------------------------------------------
        20001                     $31,905
------------------------------------------------------
------------------------------------------------------
        2001                      $59,463
------------------------------------------------------
------------------------------------------------------
        2002                      $59,119
------------------------------------------------------
1.    For the period from 9/1/99 (commencement of operations) to
              7/31/00.

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

      The agreement permits the Manager to act as investment advisor for any other person, firm or corporation and to use the names
"Oppenheimer" and "Trinity" in connection with other investment companies for which it may act as investment advisor or general distributor. If the Manager shall no longer act as investment advisor to the Fund, the Manager may withdraw the right of the Fund to use the names "Oppenheimer" or "Trinity" as part of its name.

|X|   Annual Approval of Investment Advisory Agreement. Each year, the
Board of Trustees, including a majority of the Independent Trustees is required to approve the renewal of the investment advisory agreement.
The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The Board employs an independent consultant to prepare a report that provides such information as the Board requested for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o     The nature, cost, and quality of the services provided to the
         Fund and its shareholders;
o     The profitability of the Fund to the Manager;
o     The investment performance of the Fund in comparison to regular market indices
o     Economies of scale that may be available to the Fund from the
         Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the Fund from its relationship with the Manager, and
o     The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its
shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager.
The Board is aware that there are alternatives to the use of the
Manager.

      These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the
Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC
Rules regarding the independence of counsel.

      In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding
circumstances. The Board engages in a similar analysis and approval process with respect to the Sub-Advisory Agreement.

The Sub-Advisor. The Sub-Advisor is a wholly-owned subsidiary of
Oppenheimer Acquisition Corp., a holding company controlled by
Massachusetts Mutual Life Insurance Company. The Manager and the
Sub-Advisor are affiliates.

      The Sub-Advisory Agreement. Under the Sub-Advisory Agreement
between the Manager and the Sub-Advisor, the Sub-Advisor shall regularly provide investment advice with respect to the Fund and invest and reinvest cash, securities and the property comprising the assets of the Fund. Under the Sub-Advisory Agreement, the Sub-Advisor agrees not to change the portfolio management team of the Fund without the written approval of the Manager. The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

      Under the Sub-Advisory Agreement, the Manager pays the
Sub-Advisor an annual fee in monthly installments, based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor under the
Sub-Advisory Agreement is paid by the Manager, not by the Fund. The fee declines on additional assets as the Fund grows: 0.25% of the first
$150 million of average annual net assets of the Fund; 0.17% of the next $350 million; and 0.14% of average annual net assets in excess of
$500 million.

      The Sub-Advisory Agreement states that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Sub-Advisor shall not be liable to the Manager for any act or omission in the course of or connected with rendering services under
the Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement and the
Sub-Advisory Agreement. One of the duties of the Sub-Advisor under the
Sub-Advisory Agreement is to arrange the portfolio transactions for the
Fund. The Fund's investment advisory agreement with the Manager and the
Sub-Advisory Agreement contain provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions. The Manager and the Sub-Advisor are authorized to employ broker-dealers, including
"affiliated" brokers, as that term is defined in the Investment Company
Act. They may employ broker-dealers that, in their best judgment based on
all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions. Among other things, "best execution" means prompt and reliable execution at the most favorable price obtainable.

      The  Manager  and  the  Sub-Advisor   need  not  seek  competitive
commission  bidding.  However,  they  are  expected  to be  aware of the current rates of eligible  brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Trustees.

      The Manager and the Sub-Advisor may select brokers (other than affiliates) that provide brokerage and/or research services for the
Fund and/or the other accounts over which the Manager, the Sub-Advisor or their respective affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager or Sub-Advisor, as applicable, makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the Fund's portfolio transactions, the Manager and the Sub-Advisor may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

    The Sub-Advisory Agreement permits the Sub-Advisor to enter into
"soft-dollar" arrangements through the agency of third parties to obtain services for the Fund. Pursuant to these arrangements, the
Sub-Advisor will undertake to place brokerage business with
broker-dealers who pay third parties that provide services. Any such
"soft-dollar" arrangements will be made in accordance with policies adopted by the Board of the Trustees and in compliance with applicable law.

Brokerage Practices Followed by the Manager. Brokerage for the Fund is
allocated subject to the provisions of the investment advisory agreement and the Sub-Advisory Agreement and the procedures and rules described above. Generally, the Sub-Advisor's portfolio traders allocate brokerage based upon recommendations from the Fund's portfolio management team. In certain instances, the team may directly place trades and allocate brokerage. In either case, the Sub-Advisor's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market.
Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.

      The Sub-Advisor serves as investment manager to a number of clients, including other investment companies, and may in the future act as investment manager or advisor to others. It is the practice of the Sub-Advisor to allocate purchase or sale transactions among the
Fund and other clients whose assets it manages in a manner it deems equitable. In making those allocations, the Sub-Advisor considers several main factors, including the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for managing the portfolio of the Fund and other client's accounts.
      When orders to purchase or sell the same security on identical terms are placed by more than one of the funds and/or other advisory accounts managed by the Sub-Advisor or its affiliates, the transactions are generally executed as received, although a fund or advisory account that does not direct trades to a specific broker (these are called
"free trades") usually will have its order executed first. Orders placed by accounts that direct trades to a specific broker will generally be executed after the free trades. All orders placed on behalf of the Fund are considered free trades. However, having an order placed first in the market does not necessarily guarantee the most favorable price. Purchases are combined where possible for the purpose of negotiating brokerage commissions. In some cases that practice might have a detrimental effect on the price or volume of the security in a particular transaction for the Fund.

    Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter.
Purchases from dealers include a spread between the bid and asked prices. The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

    The investment advisory agreement and the Sub-Advisory agreement permit the Manager and the Sub-Advisor to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Sub-Advisor and its affiliates. The investment research received for the commissions of those other accounts may be useful both to the
Fund and one or more of the Sub-Advisor's other accounts. Investment research may be supplied to the Sub-Advisor by a third party at the instance of a broker through which trades are placed.

    Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the
Sub-Advisor in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Sub-Advisor in the investment
decision-making process may be paid in commission dollars.

    The research services provided by brokers broadens the scope and supplements the research activities of the Sub-Advisor. That research provides additional views and comparisons for consideration, and helps the Sub-Advisor to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Sub-Advisor provides information to the
Manager and the Board about the commissions paid to brokers furnishing such services, together with the Sub-Advisor's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

---------------------------------------------------------------------------
       Fiscal Year Ended 7/31         Total Brokerage Commissions Paid by
                                                   the Fund1
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                20002                               $11,767
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                2001                                $12,631
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                2002                                $15,2223
---------------------------------------------------------------------------
1.    Amounts do not include spreads or commissions on principal transactions on a net trade basis.
2.    For the period from 9/1/99 (commencement of operations) to
      7/31/00.
3.    In the fiscal year ended 7/31/02, the amount of transactions directed to brokers for research services was $1,020,207 and the amount of the commissions paid to broker-dealers for those services was $1,304.
Distribution and Service Plans

The Distributor. Under its General Distributor's Agreement with the
Fund, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the Fund's classes of shares. The
Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing
prospectuses, other than those furnished to existing shareholders. The
Distributor is not obligated to sell a specific number of shares.
Expenses normally attributable to sales are borne by the Distributor.

      The sales charges and concessions paid to, or retained by, the
Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the
Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

-------------------------------------------
Fiscal    Aggregate        Class A
                           Front-End
Year      Front-End Sales  Sales Charges
Ended     Charges on       Retained by
7/31:     Class A Shares   Distributor1
-------------------------------------------
-------------------------------------------
  20002       $34,708          $11,659
-------------------------------------------
-------------------------------------------
  2001        $33,260          $5,965
-------------------------------------------
-------------------------------------------
  2002        $31,551          $8,155
-------------------------------------------
1.    Includes amounts retained by a broker-dealer  that is an affiliate or a parent of the Distributor.
2.    For  the  period  from  9/1/99  (commencement  of  operations)  to
    7/31/00.

-----------------------------------------------------------------------------
Fiscal    Concessions on   Concessions on   Concessions on  Concessions on
Year      Class A Shares   Class B Shares   Class C Shares  Class N Shares
Ended     Advanced by      Advanced by      Advanced by     Advanced by
7/31:     Distributor1     Distributor1     Distributor1    Distributor1
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
  20002       $11,312          $33,629          $7,704            N/A
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
  2001        $15,801          $24,148          $9,720           None3
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
  2002         $3,739          $36,102          $7,408           $3,449
-----------------------------------------------------------------------------
1.    The  Distributor  advances  concession  payments  to  dealers  for certain  sales of Class A shares  and for  sales of Class B,  Class C and Class N shares from its own resources at the time of sale.
2.    For  the  period  from  9/1/99  (commencement  of  operations)  to
   7/31/00.
3.    The inception date of Class N shares was 3/1/01.

-----------------------------------------------------------------------------
Fiscal    Class A          Class B          Class C          Class N
          Contingent       Contingent       Contingent       Contingent
Year      Deferred Sales   Deferred Sales   Deferred Sales   Deferred Sales
Ended     Charges          Charges          Charges          Charges
7/31      Retained by      Retained by      Retained by      Retained by
          Distributor      Distributor      Distributor      Distributor
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
  2002          $694            $5,866            $236            None
-----------------------------------------------------------------------------

Distribution and Service Plans. The Fund has adopted a Service Plan for
Class A shares and Distribution and Service Plans for Class B, Class C
and Class N shares under Rule 12b-1 of the Investment Company Act.
Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class. Each plan has been approved by a vote of the Board of Trustees, including a
majority of the Independent Trustees2, cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans, the Manager and the Distributor may make
payments to affiliates, in their sole discretion, from time to time, may use their own resources (at no direct cost to the fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform. The Manager may use its profits from the advisory fee it receives from the Fund. In their sole discretion, the Distributor and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

      Unless a plan is terminated as described below, the plan
continues in effect from year to year but only if the Fund's Board of
Trustees and its Independent Trustees specifically vote annually to approve its continuance. Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan. A plan may be terminated at any time by the vote of a majority of the
Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board of Trustees and the Independent Trustees must approve all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by shareholders of the class affected by the amendment. Because Class B shares of the Fund automatically convert into Class A shares after six
(6) years, the Fund must obtain the approval of both Class A and Class
B shareholders for a proposed material amendment to the Class A Plan that would materially increase payments under the Plan. That approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each class, voting separately by class.

      While the Plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Board of Trustees at least quarterly for its review. The Reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made. Those reports are subject to the review and approval of the Independent Trustees.

      Each Plan states that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent
Trustees. This does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent
Trustees.

      Under the plans for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all
Fund shares of that class held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

|X|   Class A Service Plan Fees. . Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as "recipients") for personal services and account maintenance services they provide for their customers who hold Class A shares. The services include, among others, answering customer inquiries about the Fund, assisting in establishing and maintaining
accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the Fund or the Distributor.
The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares. The
Board has set the rate at that level. While the plan permits the Board to authorize payments to the Distributor to reimburse itself for services under the plan, the Board has not yet done so. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

      With respect to purchases of Class A shares subject to a
contingent deferred sales charge by certain retirement plans that purchased such shares prior to March 1, 2001 ("grandfathered retirement accounts"), the Distributor currently intends to pay the service fee to
Recipients in advance for the first year after the shares are purchased.  After the first year shares are outstanding, the
Distributor makes service fee payments to Recipients quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not qualify for the advance service fee payment. If Class A shares purchased by grandfathered retirement accounts are redeemed during the first year after their purchase, the Recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

      For the fiscal year ended July 31, 2002,  payments  made under the
Class A Plan  totaled  $10,327 all of which was paid by the  Distributor
to   recipients   that  included  $383  paid  to  an  affiliate  of  the
Distributor's parent company. Any unreimbursed  expenses the Distributor incurs  with  respect  to Class A shares in any  fiscal  year  cannot be recovered in  subsequent  years.  The  Distributor  may not use payments received  under  the Class A Plan to pay any of its  interest  expenses, carrying charges, or other financial costs, or allocation of overhead.

|X|   Class B, Class C and Class N Service and Distribution Plan Fees.
Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period.  The Class B, Class C and Class N plans provide for the
Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the
Fund under the plan during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

      Each Plan permits the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However, the
Distributor currently intends to pay the service fee to recipients in advance for the first year after Class B, Class C and Class N shares are purchased.  After the first year Class B, Class C or Class N shares are outstanding, after their purchase, the Distributor makes service fee payments quarterly on those shares.  The advance payment is based on the net asset value of shares sold. Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or
Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares. In cases where the Distributor is the broker of record for Class B, Class C and Class N shares, i.e.
shareholders without the services of a broker directly invest in the
Fund, the Distributor will retain the asset-based sales charge and service fee for Class B, Class C and Class N shares.

      The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and the asset-based sales charge and service fees increases Class N expenses by 0.50% of the net assets per year of the respective class.
      The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the
Distributor will pay the Class B, Class C or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

      The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. The Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o     pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o     may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the
         resources of an affiliate,
o     employs personnel to support distribution of Class B, Class C and
         Class N shares, and
o     bears the costs of sales literature, advertising and prospectuses
         (other than those furnished to current shareholders) and state
         "blue sky" registration fees and certain other distribution expenses,
o     may not be able to adequately compensate dealers that sell Class
         B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o     receives payments under the plans consistent with the service fees and asset-based sales charges paid by other
         non-proprietary funds that charge 12b-1 fees,
o     may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o     may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most
         competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts
         currently being paid by the Fund, and
o     may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and
         services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

      The Distributor's actual expenses in selling Class B, Class C and
Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and from the Fund under the plans. If either the Class B, Class C or Class N plan is terminated by the Fund, the Board of Trustees may allow the
Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated.

---------------------------------------------------------------------------------
      Distribution Fees Paid to the Distributor for the Year Ended 7/31/02
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class:        Total          Amount         Distributor's       Distributor's
                                                                Unreimbursed
                                            Aggregate           Expenses as %
              Payments       Retained by    Unreimbursed        of Net Assets
              Under Plan     Distributor    Expenses Under Plan of Class
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class B Plan     $17,349        $14,8301          $79,750            4.51%
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class C Plan     $13,478        $5,2232           $26,130            1.95%
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class N Plan       $355           $355            $5,642             6.86%
---------------------------------------------------------------------------------
1.    Includes  $320 paid to an  affiliate of the  Distributor's  parent company.
2.    Includes  $48 paid to an  affiliate  of the  Distributor's  parent company.

    All payments under the Class B, Class C and Class N plans are subject to the limitations imposed by the Conduct Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of Performance Terminology. The Fund uses a variety of terms to illustrate its investment performance. Those terms include
"cumulative total return," "average annual total return," "average annual total return at net asset value" and "total return at net asset value." An explanation of how total returns are calculated is set forth below. You can obtain current performance information by calling the
Fund's Transfer Agent at 1.800.CALL.OPP or by visiting the
OppenheimerFunds Internet website at http://www.oppenheimerfunds.com.

      The Fund's illustrations of its performance data in
advertisements must comply with rules of the Securities and Exchange
Commission. Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund. Those returns must be shown for the 1-, 5- and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

      Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods. However, a number of factors should be considered before using the Fund's performance information as a basis for comparison with other investments:

o     Total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
o     An investment in the Fund is not insured by the FDIC or any other government agency.

o     The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
o     The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
o     When an investor's shares are redeemed, they may be worth more or less than their original cost.
o     Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

      The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different. That is because of the different kinds of expenses each class bears. The total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments, the maturity of debt investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

|X|   Total Return Information. There are different types of "total returns" to measure the Fund's performance. Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire
period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. The
Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

      In calculating total returns for Class A shares, the current maximum sales charge of 5.75% (as a percentage of the offering price)
is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below). For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter. For Class C shares, the 1.0% contingent deferred sales charge is deducted for returns for the one-year period. For Class N shares, the 1.0% contingent deferred sales charge is deducted for returns for the one-year period, and total returns for the periods prior to 03/01/02 (the inception date for Class N shares) is based on the Fund's Class A returns, adjusted to reflect the higher Class N
12b-1 fees. There is no sales charge on Class Y shares.

o     Average Annual Total Return. The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

ERV   l/n - 1  Average Annual Total
               Return
  P

o     Average Annual Total Return (After Taxes on Distributions). The
"average annual total return (after taxes on distributions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes (calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000
("P" in the formula below) held for a number of years ("n" in the formula) to achieve an ending value ("ATVD" in the formula) of that investment, after taking into account the effect of taxes on Fund distributions, but not on the redemption of Fund shares, according to the following formula:

           - 1 = Average Annual Total Return (After Taxes on
ATVD   l/n     Distributions)
---
  P

o     Average Annual Total Return (After Taxes on Distributions and
Redemptions).  The "average annual total return (after taxes on distributions and redemptions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes (calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period and the effect of capital gains taxes or capital loss tax benefits (each calculated using the highest federal individual capital gains tax rate in effect on the redemption date) resulting from the redemption of the shares at the end of the
period. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below)
held for a number of years ("n" in the formula) to achieve an ending value ("ATVDR" in the formula) of that investment, after taking into account the effect of taxes on fund distributions and on the redemption of Fund shares, according to the following formula:

ATVDR       - 1  = Average Annual Total Return (After Taxes on Distributions
---
l/n              and Redemption)
  P

o     Cumulative Total Return. The "cumulative total return"
calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

 ERV - P   = Total Return
-----------
    P

o     Total Returns at Net Asset Value. From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B, Class C or Class N shares.  There is no sales charge on Class Y shares. Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares (without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------
    The Fund's Total Returns for the Periods Ended 07/31/02
----------------------------------------------------------------
----------------------------------------------------------------
Class of  Cumulative           Average Annual Total Returns
          Total    Returns
          (10   Years   or
 Shares   Life of Class)
----------------------------------------------------------------
----------------------------------------------------------------
                                 1-Year            5-Year
                                                 (or life of
                                                   class)
----------------------------------------------------------------
----------------------------------------------------------------
          After    Without  After    Without  After    Without
          Sales    Sales    Sales    Sales    Sales    Sales
          Charge   Charge   Charge   Charge   Charge   Charge
----------------------------------------------------------------
----------------------------------------------------------------
Class A   -35.80%1 -31.88%1 -27.01%  -22.55%  -14.09%1 -12.33%1
----------------------------------------------------------------
----------------------------------------------------------------
Class B   -35.52%1 -33.53%1 -26.91%  -23.06%  -13.97%1 -13.07%1
----------------------------------------------------------------
----------------------------------------------------------------
Class C   -33.40%1 -33.40%1 -23.78%  -23.01%  -13.01%1 -13.01%1
----------------------------------------------------------------
----------------------------------------------------------------
Class N   -24.61%2 -23.85%2 -23.40%  -22.63%  -18.08%2 -17.49%2
----------------------------------------------------------------
----------------------------------------------------------------
Class Y1    N/A    -29.82%1   N/A    -22.14%    N/A    -11.43%1
----------------------------------------------------------------
1.    Inception date of Class A, Class B, Class C and Class Y: 09/01/99
2.    Inception date of Class N: 3/1/01

     ----------------------------------------------------------------------
         Average Annual Total Returns for Class A Shares1 (After Sales
                    Charge) For the Periods Ended 07/31/02
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
                                         1-Year              5-Year
                                                       (or life of class)
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     After Taxes on Distributions        -27.01%            -14.12%1
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     After Taxes on Distributions        -16.45%            -10.93%1
     and Redemption of Fund Shares
     ----------------------------------------------------------------------
     1. Inception date of Class A: 09/01/99

Other Performance Comparisons. The Fund compares its performance annually to that of an appropriate broadly-based market index in its
Annual Report to shareholders. You can obtain that information by contacting the Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information. The
Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

|X|   Lipper Rankings. From time to time the Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc.
Lipper is a widely-recognized independent mutual fund monitoring service. Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods in categories based on investment styles.. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

|X|   Morningstar  Rankings.  From time to time the Fund may publish the
star   ranking  of  the   performance   of  its  classes  of  shares  by
Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar ranks mutual funds in their specialized  market sector.  The
Fund is included in the domestic stock funds category.

      Morningstar proprietary star rankings reflect historical
risk-adjusted total investment return. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating(TM)based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on
downward variations and rewarding consistent performance.   The top 10%
of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall
Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five-and 10-year (if applicable) Morningstar Rating metrics.

|X|   Performance Rankings and Comparisons by Other Entities and
Publications. From time to time the Fund may include in its
advertisements and sales literature performance information about the
Fund cited in newspapers and other periodicals such as The New York
Times, The Wall Street Journal, Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and Morningstar. The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

      Investors may also wish to compare the returns on the Fund's share classes to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills. However, the Fund's returns and share prices are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC nd may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time, the Fund may publish rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

      From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other
Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the  earnings of  companies  included  in  segments of  particular industries, sectors, securities markets, countries or regions,
o     the  availability of different types of securities or offerings of securities,
o     information  relating  to the  gross  national  or gross  domestic product of the United States or other countries or regions,
o     comparisons  of various  market  sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT your account

How to Buy Shares

Additional information is presented below about the methods that can be used to buy shares of the Fund. Appendix B contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased through AccountLink, each purchase must be at least $25. Effective November 1, 2002, for any new
Asset Builder Plan, each purchase through AccountLink must be at least
$50 and shareholders must invest at least $500 before an Asset Builder
    ---
Plan can be established on a new account. Accounts established prior to
November 1, 2001 will remain at $25 for additional purchases. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House ("ACH") transfer to buy the shares.  Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange. The Exchange normally loses at 4:00 P.M., but may close earlier on certain days.  If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day.  The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The
Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of
Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales.  No sales charge is imposed in certain other circumstances described in Appendix B to this Statement of
Additional Information because the Distributor or dealer or broker incurs little or no selling expenses.

      |X|   Right of Accumulation. To qualify for the lower sales
charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o     Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your
            joint accounts, or for trust or custodial accounts on
            behalf of your children who are minors, and
o     Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate
            that applies to current purchases of Class A shares, and
o     Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred
            sales charge to reduce the sales charge rate for current
            purchases of Class A shares, provided that you still hold
            your investment in one of the Oppenheimer funds.

      A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor and currently include the following:

Oppenheimer Bond Fund                     Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund     Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Appreciation Fund     Oppenheimer New York Municipal Fund
Oppenheimer Capital Preservation Fund     Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund           Oppenheimer Quest Balanced Value Fund
                                          Oppenheimer  Quest  Capital  Value Fund,
Oppenheimer Champion Income Fund          Inc.
                                          Oppenheimer  Quest  Global  Value  Fund,
Oppenheimer Convertible Securities Fund   Inc.
Oppenheimer Developing Markets Fund       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Disciplined Allocation Fund   Oppenheimer Quest Value Fund, Inc.
Oppenheimer Discovery Fund                Oppenheimer Real Asset Fund
                                          Oppenheimer      Rochester      National
Oppenheimer Emerging Growth Fund          Municipals
Oppenheimer Emerging Technologies Fund    Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund               Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                   Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund   Oppenheimer Trinity Core Fund
                                          Oppenheimer  Trinity  Large  Cap  Growth
Oppenheimer Gold & Special Minerals Fund  Fund
Oppenheimer Growth Fund                   Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund               Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund       Oppenheimer Value Fund
Oppenheimer International Growth Fund     Limited-Term New York Municipal Fund
Oppenheimer  International  Small Company
Fund                                      Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited Term Municipal Fund   OSM1 - Jennison Growth Fund
Oppenheimer  Main Street  Growth & Income OSM1 -  Mercury  Advisors  S&P 500 Index
Fund                                      Fund
                                          OSM1 -  Mercury  Advisors  Focus  Growth
Oppenheimer Main Street Opportunity Fund  Fund
Oppenheimer Main Street Small Cap Fund    OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                   OSM1 - Salomon Brothers All Cap Fund
Oppenheimer Multiple Strategies Fund
And the following money market funds:

Centennial America Fund, L. P.            Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust    Centennial Tax Exempt Trust
Centennial Government Trust               Oppenheimer Cash Reserves
Centennial Money Market Trust             Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers
      There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds described above except the money market funds. Under certain circumstances described in this
Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.  Letters of Intent do not consider
Class C or Class N shares you purchase or may have purchased.

      A Letter of Intent is an investor's statement in writing to the
Distributor of the intention to purchase Class A shares or Class A and
Class B shares of the Fund (and other Oppenheimer funds) during a
13-month period (the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

      A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds) that applies under the Right of Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the
Letter will be made at the offering price (including the sales charge)
that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

      In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below
(those terms may be amended by the Distributor from time to time).  The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the Terms of Escrow.  Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

      If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.  If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate. That adjustment will be made only if and when the dealer returns to
the Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the
Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

      The  Transfer  Agent will not hold shares in escrow for  purchases of shares of the Fund and other  Oppenheimer  funds by  OppenheimerFunds prototype  401(k)  plans  under a  Letter  of  Intent.  If the  intended
purchase   amount   under  a  Letter  of  Intent   entered  into  by  an
OppenheimerFunds  prototype  401(k) plan is not purchased by the plan by the end of the Letter of Intent  period,  there will be no adjustment of concessions  paid  to the  broker-dealer  or  financial  institution  of record for accounts held in the name of that plan.

      In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the
Letter of Intent period.  All of such purchases must be made through the Distributor.

      |X|   Terms of Escrow That Apply to Letters of Intent.

      1. Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in
the Letter shall be held in escrow by the Transfer Agent.  For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

      2. If the total minimum investment specified under the Letter is completed within the 13-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

      3. If, at the end of the 13-month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the
Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.  That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter.  If the difference in sales charges is not paid within twenty days after a request from the
Distributor or the dealer, the Distributor will, within sixty days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

      4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.
5.    The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)   Class A shares sold with a front-end sales charge or subject to a
            Class A contingent deferred sales charge,
(b)   Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)   Class A or Class B shares acquired by exchange of either (1)
            Class A shares of one of the other Oppenheimer funds that
            were acquired subject to a Class A initial or contingent
            deferred sales charge or (2) Class B shares of one of the
            other Oppenheimer funds that were acquired subject to a
            contingent deferred sales charge.

      6. Shares held in escrow hereunder will automatically be
exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange
Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans.  To establish an Asset Builder Plan to buy shares directly from a bank account, you must enclose a check (the minimum is
$25) for the initial purchase with your application. Currently, the minimum investment is $25 to establish an Asset Builder Plan, and will remain at $25 for those accounts established prior to November 1, 2002.
However, as described above under "AccountLink," for Asset Builder
Plans established on or after November 1, 2002, the minimum investment for new Asset Builder Plans will increase to $50, each purchase must be at least $50 and shareholders must invest at least $500 before an Asset
             ---
Builder Plan can be established. Shares purchased by Asset Builder Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts. Asset Builder Plans also enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other
Oppenheimer funds.

      If you make payments from your bank account to purchase shares of the Fund, your bank account will be debited automatically.  Normally the debit will be made two business days prior to the investment dates you selected on your application.  Neither the Distributor, the
Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

      Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the
Distributor) and request an application from the Distributor.  Complete the application and return it.  You may change the amount of your Asset
Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable period (approximately 10 days) after receipt of your instructions to implement them.  The Fund reserves the right to amend, suspend or discontinue offering Asset Builder plans at any time without prior notice.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix B to this Statement of
Additional Information. Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner &
Smith, Inc. ("Merrill Lynch") or an independent record keeper that has a contract or special arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets (other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.  OppenheimerFunds has entered into arrangements with certain
record keepers whereby the Transfer Agent compensates the record keeper for its record keeping and account servicing functions that it performs on behalf of the participant level accounts of a retirement plan.
While such compensation may act to reduce the record keeping fees charged by the retirement plan's record keeper, that compensation arrangement may be terminated at any time, potentially affecting the record keeping fees charged by the retirement plan's record keeper.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset values of the Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund.  However, each class has different shareholder privileges and features.  The net income attributable to Class B, Class C or Class N shares and the dividends payable on Class B, Class C or Class N shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and
Class N shares are subject.

      The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge. While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund.  A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

      The Distributor will not accept any order in the amount of
$500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts). That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|   Class A Shares Subject to a Contingent Deferred Sales Charge. For
purchases of Class A shares at net asset value whether or not subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the
Distributor, if the purchase occurs more than 30 days after the
Oppenheimer funds are added as an investment option under that plan.
Additionally, that concession will not be paid on purchases of Class A shares by a retirement plan made with the redemption proceeds of Class
N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

      |X|   Class B Conversion. Under current interpretations of
applicable federal income tax law by the Internal Revenue Service, the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder. If those laws or the
IRS interpretation of those laws should change, the automatic conversion feature may be suspended. In that event, no further conversions of Class B shares would occur while that suspension remained in effect.  Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

      |X|   Availability of Class N Shares.  In addition to the
description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:
o     to all rollover IRAs (including SEP IRAs and SIMPLE IRAs),
o     to all rollover contributions made to Individual 401(k) plans,
            Profit-Sharing Plans and Money Purchase Pension Plans,
o     to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o     to all trustee-to-trustee IRA transfers,
o     to all 90-24 type 403(b) transfers,
o     to Group Retirement Plans (as defined in Appendix B to this
            Statement of Additional Information) which have entered
            into a special agreement with the Distributor for that
            purpose,
o     to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the recordkeeper or the plan
            sponsor for which has entered into a special agreement with the Distributor,
o     to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is
            $500,000 or more,
o     to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o     to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the
            broker-dealer or financial advisor and the Distributor for that purpose.

      The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o     purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the
            redemption proceeds of Class A shares of one or more
            Oppenheimer funds (other than rollovers from an
            OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o     purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the
            redemption proceeds of  Class C shares of one or more
            Oppenheimer funds held by the plan for more than one year
            (other than rollovers from an OppenheimerFunds-sponsored
            Pinnacle or Ascender 401(k) plan to any IRA invested in the
            Oppenheimer funds), and
o     on purchases of Class N shares by an OppenheimerFunds-sponsored
            Pinnacle or Ascender 401(k) plan made with the redemption
            proceeds of Class A shares of one or more Oppenheimer funds.
      No sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class N shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the
Oppenheimer funds are added as an investment option under that plan.

      |X|   Allocation of Expenses. The Fund pays expenses related to
its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs.  Those expenses are paid out of the Fund's assets and are  not paid directly by shareholders.
However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

      The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.  General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class.  Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of
Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization
and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

      Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class.  Examples of such expenses include distribution and  service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Account Fees. As stated in the Prospectus, effective September 27,
2002, a $12 annual fee is charged on any account valued at less than
$500.  This fee will not be charged for:
o     Accounts that have balances below $500 due to the automatic conversion of shares from Class B to Class A shares;
o     Accounts with an active Asset Builder Plan, payroll deduction plan or a military allotment plan;
o     OppenheimerFunds-sponsored group retirement accounts that are making continuing purchases;
o     Certain accounts held by broker-dealers through the National
      Securities Clearing Corporation; and
o     Accounts that fall below the $500 threshold due solely to market fluctuations within the 12-month period preceding the date the fee is deducted.

      The fee is charged annually on or about the second to last business day of September.  This annual fee will be waived for any shareholders who elect to access their account documents through electronic document delivery rather than in paper copy and who elect to utilize the Internet or PhoneLink as their primary source for their general servicing needs.  To sign up to access account documents electronically via eDocs Direct, please visit the Service Center on our website at WWW.OPPENHEIMERFUNDS.COM or call 1.888.470.0862 for
           ------------------------
instructions.

Determination of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York Stock Exchange ("the Exchange") on each day that the Exchange is open. The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday).  All references to time in this
Statement of Additional Information mean "Eastern time." The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Presidents' Day, Martin Luther
King, Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

      Dealers other than Exchange members may conduct trading in certain securities on days on which the Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day.
Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The
New York Stock Exchange.

      Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock
Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. If such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

      |X|   Securities Valuation.  The Fund's Board of Trustees has
established procedures for the valuation of the Fund's securities. In general those procedures are as follows:
o     Equity securities traded on a U.S. securities exchange or on
Nasdaq(R)are valued as follows:
(1)   if last sale information is regularly reported, they are valued at the last reported sale price on the principal
               exchange on which they are traded or on Nasdaq, as
               applicable, on that day, or
(2)   if last sale information is not available on a valuation date, they are valued at the last reported sale price
               preceding the valuation date if it is within the spread
               of the closing "bid" and "asked" prices on the valuation
               date or, if not,  at the closing "bid" price on the
               valuation date.
o     Equity securities traded on a foreign securities exchange
   generally are valued in one of the following ways:
(1)   at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)   at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded
               at its last trading session on or immediately before the
               valuation date, or
(3)   at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded
               or, on the basis of reasonable inquiry, from two market
               makers in the security.
o     Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and
   "asked" prices determined by a portfolio pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
o     The following securities are valued at the mean between the "bid"
   and "asked" prices determined by a pricing service approved by the
   Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)   debt instruments that have a maturity of more than 397 days when issued,
(2)   debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60
               days, and
(3)   non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity
               of 60 days or less.
o     The following securities are valued at cost, adjusted for
amortization of premiums and accretion of discounts:
(1)   money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that
               have a remaining maturity of 60 days or less, and
(2)   debt instruments held by a money market fund that have a
               remaining maturity of 397 days or less.
o     Securities (including restricted securities) not having
readily-available market quotations are valued at fair value determined under the Board's procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no
"asked" price is available).

      In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

      The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

      Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, as determined by a pricing service approved by the Board of
Trustees or by the Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on Nasdaq on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on
Nasdaq on the valuation date.  If the put, call or future is not traded on an exchange or on Nasdaq, it shall be valued by the mean between
"bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked"
price is available.
      When the Fund writes an option, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section.  The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received.  If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
o     Class A shares purchased subject to an initial sales charge or
         Class A shares on which a contingent deferred sales charge was paid, or
o     Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

      The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange
Shares" below. Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order.  The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C, Class N or
Class Y shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

      Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain.  If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment.  Under the
Internal Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge paid.  That would reduce the loss or increase the gain recognized from the redemption.  However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment of a redemption order wholly or partly in cash. In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.
      The Fund has elected to be governed by Rule 18f-1 under the
Investment Company Act. Under that rule, the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one
shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values Per Share."
That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $500 or such lesser amount as the Board may fix. The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations. If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days). The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares.  When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

      If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B, Class C and Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from
OppenheimerFunds-sponsored IRAs, SEP-IRAs, SIMPLE IRAs, 403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee, OppenheimerFunds Retirement Plans," c/o the
Transfer Agent at its address listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional
Information.  The request must:
(1)   state the reason for the distribution;
(2)   state the owner's awareness of tax penalties if the distribution is premature; and
(3)   conform to the requirements of the plan and the Fund's other redemption requirements.

      Participants (other than self-employed plan sponsors) in
OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

      Distributions from pension and profit sharing plans are subject to special requirements under the Internal Revenue Code and certain documents (available from the Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made.
Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P
(available from the Transfer Agent) must be submitted to the Transfer
Agent with the distribution request, or the distribution may be delayed.  Unless the shareholder has provided the Transfer Agent with a certified tax identification number, the Internal Revenue Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.  The Fund, the Manager, the
Distributor, and the Transfer Agent
assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and
Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers.
Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker. However, if the Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock
Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the
Exchange closes at 4:00 P.M., but may do so earlier on some days.
Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00
P.M.).

      Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans.  Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic
Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment.
Automatic withdrawals of up to $1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum distributions from
OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

      Payments are normally made by check, but shareholders having
AccountLink privileges (see "How To Buy Shares") may arrange to have
Automatic Withdrawal Plan payments transferred to the bank account designated on the account application or by signature-guaranteed instructions sent to the Transfer Agent.  Shares are normally redeemed pursuant to an Automatic Withdrawal Plan three business days before the payment transmittal date you select in the account application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

      The Fund cannot guarantee receipt of a payment on the date requested. The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice.
Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B, Class C
and Class N shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B, Class C or
Class N contingent deferred sales charge is waived as described in
Appendix B to this Statement of Additional Information).

      By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below.  These provisions may be
amended from time to time by the Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

      |X|   Automatic Exchange Plans.  Shareholders can authorize the
Transfer Agent to exchange a pre-determined amount of shares of the
Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25. Effective November 1,
2002, the minimum amount that may be exchanged to each other fund account is $50. Instructions should be provided on the OppenheimerFunds
Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange Shares" in the Prospectus and below in this Statement of Additional Information.

|X|   Automatic  Withdrawal  Plans.  Fund  shares  will be  redeemed  as necessary to meet withdrawal  payments.  Shares acquired without a sales
charge  will  be  redeemed   first.   Shares  acquired  with  reinvested
dividends  and  capital  gains  distributions  will  be  redeemed  next, followed  by  shares  acquired  with  a  sales  charge,  to  the  extent necessary  to  make  withdrawal  payments.  Depending  upon  the  amount withdrawn,  the  investor's  principal  may be depleted.  Payments  made under these plans should not be  considered as a yield or income on your investment.

      The Transfer Agent will administer the investor's Automatic
Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the
Transfer Agent.  Neither the Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

      For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

      Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date.  Checks or
AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

      The amount and the interval of disbursement payments and the address to which checks are to be mailed or AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the
Transfer Agent.  The Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

      The Planholder may terminate a Plan at any time by writing to the
Transfer Agent.  The Fund may also give directions to the Transfer
Agent to terminate a Plan. The Transfer Agent will also terminate a
Plan upon its receipt of evidence satisfactory to it that the
Planholder has died or is legally incapacitated. Upon termination of a
Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the
Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

      To use shares held under the Plan as collateral for a debt, the
Planholder may request issuance of a portion of the shares in certificated form.  Upon written request from the Planholder, the
Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

      If the Transfer Agent ceases to act as transfer agent for the
Fund, the Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus, shares of a particular class of
Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds. Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes of shares by calling the
Distributor.

o     All of the Oppenheimer funds currently offer Class A, B, C, N and
   Y shares with the following exceptions:

      The following funds only offer Class A shares:
      Centennial America Fund, L.P.           Centennial New York Tax Exempt
                                              Trust
      Centennial California Tax Exempt Trust  Centennial Tax Exempt Trust
      Centennial Government Trust             Oppenheimer Money Market Fund, Inc.
      Centennial Money Market Trust

      The following funds do not offer Class N shares:
      Oppenheimer California Municipal Fund   Oppenheimer Pennsylvania Municipal
                                              Fund
      Oppenheimer Limited Term Municipal Fund Oppenheimer Rochester National
                                              Municipals
      Oppenheimer Municipal Bond Fund         Oppenheimer Senior Floating Rate
                                              Fund
      Oppenheimer New Jersey Municipal Fund   Limited Term New York Municipal
                                              Fund
      Oppenheimer New York Municipal Fund     Rochester Fund Municipals

      The following funds do not offer Class Y shares:
      Oppenheimer California Municipal Fund   Oppenheimer Limited Term Municipal
                                              Fund
      Oppenheimer Capital Income Fund         Oppenheimer New Jersey Municipal
                                              Fund
      Oppenheimer Cash Reserves               Oppenheimer New York Municipal Fund
      Oppenheimer Champion Income Fund        Oppenheimer Pennsylvania Municipal
                                              Fund
      Oppenheimer Convertible Securities Fund Oppenheimer Rochester National
                                              Municipals
      Oppenheimer Disciplined Allocation Fund Oppenheimer Senior Floating Rate
                                              Fund
      Oppenheimer Gold & Special Minerals     Oppenheimer Small Cap Value Fund
      Fund
      Oppenheimer International Small         Limited Term New York Municipal
      Company Fund                            Fund

o     Class Y shares of Oppenheimer Real Asset Fund may not be
         exchanged for shares of any other fund.
o     Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through
         OppenheimerFunds-sponsored 401(k) plans.
o     Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds.
         They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of
         Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
         acquired by exchange of Class M shares.
o     Class X shares of Limited Term New York Municipal Fund may be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
o     Shares of Oppenheimer Capital Preservation Fund may not be
         exchanged for shares of Oppenheimer Money Market Fund, Inc.,
         Oppenheimer Cash Reserves or Oppenheimer Limited-Term
         Government Fund.  Only participants in certain retirement
         plans may purchase shares of Oppenheimer Capital Preservation
         Fund, and only those participants may exchange shares of other
         Oppenheimer funds for shares of Oppenheimer Capital
         Preservation Fund.
o     Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market
         Fund or Class A shares of Oppenheimer Cash Reserves.
o     Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
         Fund and Oppenheimer Select Managers QM Active Balanced Fund
         are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.
o     Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the
         Distributor. Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer
         funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of
         Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.
o     Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries)
         redeemed within the 30 days prior to that purchase may
         subsequently be exchanged for shares of other Oppenheimer
         funds without being subject to an initial sales charge or
         contingent deferred sales charge. To qualify for that
         privilege, the investor or the investor's dealer must notify the Distributor of
         eligibility for this privilege at the time the shares of
         Oppenheimer Money Market Fund, Inc. are purchased. If
         requested, they must supply proof of entitlement to this
         privilege.
o     Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

      The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days'
notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

      |X|   How Exchanges Affect Contingent Deferred Sales Charges. No
contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge, with the following exceptions:

o     When Class A shares of any Oppenheimer fund (other than Rochester
National Municipals and Rochester Fund Municipals) acquired by exchange of Class A shares of any Oppenheimer fund purchased subject to a Class
A contingent deferred sales charge are redeemed within 18 months measured from the beginning of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     When Class A shares of Rochester National Municipals and
Rochester Fund Municipals acquired by exchange of Class A shares of any
Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within 24 months of the beginning of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the
Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.

o     When Class A shares of Oppenheimer Cash Reserves and Oppenheimer
Money Market Fund, Inc. acquired by exchange of Class A shares of any
Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within the Class A holding period of the fund from which the shares were exchanged, the Class A contingent deferred sales charge of the fund from which the shares were exchanged is imposed on the redeemed shares.

o     With respect to Class B shares, the Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged
Class B shares.

o     With respect to Class C shares, the Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged
Class C shares.

o     With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and
403(b) plans) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class
N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any
Oppenheimer fund.

o     When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in "How To Buy Shares" in the
Prospectus for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

      Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

      |X|   Limits on Multiple Exchange Orders. The Fund reserves the
right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account.  The Fund may accept requests for exchanges of up to 50 accounts per day from
representatives of authorized dealers that qualify for this privilege.

      |X|   Telephone Exchange Requests. When exchanging shares by
telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a prospectus of that fund before the exchange request may be submitted.
If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

      |X|   Processing Exchange Requests. Shares to be exchanged are
redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the "Redemption Date").  Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds.  The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage
it. For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset
Builder Plan or Automatic Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so.  However, special redemption and exchange features such as Automatic Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

      In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the Prospectus or this Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

      The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange.
For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  "Reinvestment Privilege," above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases.  The
Fund, the Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions. The Fund has no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the Fund or borne separately by a class. Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. However, dividends on Class B, Class C and Class N shares are expected to be lower than dividends on Class A and Class Y shares.
That is because of the effect of the asset-based sales charge on Class
B, Class C and Class N shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of
Class A, Class B, Class C, Class N and Class Y shares.

      Dividends, distributions and proceeds of the redemption of Fund shares represented by checks returned to the Transfer Agent by the
Postal Service as undeliverable will be invested in shares of
Oppenheimer Money Market Fund, Inc. Reinvestment will be made as promptly as possible after the return of such checks to the Transfer
Agent, to enable the investor to earn a return on otherwise idle funds.
Unclaimed accounts may be subject to state escheatment laws, and the
Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of
Shares.  The federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

      The tax discussion in the Prospectus and this Statement of
Additional Information is based on tax law in effect on the date of the
Prospectus and this Statement of Additional Information. Those laws and regulations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect. State and local tax treatment of ordinary income dividends and capital gain dividends from regulated investment companies may differ from the treatment under the
Internal Revenue Code described below. Potential purchasers of shares of the Fund are urged to consult their tax advisers with specific reference to their own tax circumstances as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.
|X|   Qualification as a Regulated Investment Company.  The Fund has
elected to be taxed as a regulated investment company under Subchapter
M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax).

      The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

      To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal Revenue
Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within
12 months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned
requirement.

      To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

      In addition to satisfying the requirements described above, the
Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the
Fund's assets must consist of cash and cash items (including receivables), U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

|X|   Excise Tax on Regulated Investment Companies. Under the Internal
Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable investment income earned from January 1 through December 31 of that year and 98% of its capital gains realized in the period from
November 1 of the prior year through October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not distributed. It is presently anticipated that the Fund will meet those requirements. To meet this requirement, in certain circumstances the
Fund might be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability. However, the
Board of Trustees and the Manager might determine in a particular year that it would be in the best interests of shareholders for the Fund not to make such distributions at the required levels and to pay the excise tax on the undistributed amounts. That would reduce the amount of income or capital gains available for distribution to shareholders.

|X|   Taxation   of   Fund    Distributions.    The   Fund   anticipates
distributing  substantially all of its investment company taxable income
for  each  taxable  year.  Those   distributions   will  be  taxable  to
shareholders  as ordinary  income and treated as  dividends  for federal income tax purposes.

      Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

      The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as a long-term capital gain and will be properly identified in reports sent to shareholders in January of each year. Such treatment will apply no matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

      If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, the Fund will provide to shareholders of record on the last day of its taxable year information regarding their pro rata share of the gain and tax paid. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

      Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

      Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares.
Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S.
federal income tax consequences of distributions made (or deemed made)
during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.
      Distributions by the Fund will be treated in the manner described above regardless of whether the distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund).
Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

      The Fund will be required in certain cases to withhold 30% (29%
for payments after December 31, 2003) of ordinary income dividends, capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct
                                                                -------
taxpayer identification number or to properly certify that number when required, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation). All income and any tax withheld by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

|X|   Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the shareholder will recognize a
                -
gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

      In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

|X|   Foreign Shareholders.  Under U.S. tax law, taxation of a
shareholder who is a foreign person (to include, but not limited to, a nonresident alien individual, a foreign trust, a foreign estate, a foreign corporation, or a foreign partnership) primarily depends on whether the foreign person's income from the Fund is effectively connected with the conduct of a U.S. trade or business. Typically, ordinary income dividends paid from a mutual fund are not considered
"effectively connected" income.

      Ordinary income dividends that are paid by the Fund (and are deemed not "effectively connected income") to foreign persons will be subject to a U.S. tax withheld by the Fund at a rate of 30%, provided the Fund obtains a properly completed and signed Certificate of Foreign
Status. The tax rate may be reduced if the foreign person's country of residence has a tax treaty with the U.S. allowing for a reduced tax rate on ordinary income dividends paid by the Fund. All income and any tax withheld by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in March of each year.

      If the ordinary income dividends from the Fund are effectively
                                                     ---
connected with the conduct of a U.S. trade or business, then the foreign person may claim an exemption from the U.S. tax described above provided the Fund obtains a properly completed and signed Certificate of Foreign Status.
      If the foreign person fails to provide a certification of his/her foreign status, the Fund will be required to withhold U.S. tax at a rate of 30% (29% for payments after December 31, 2003) on ordinary income dividends, capital gains distributions and the proceeds of the redemption of shares, paid to any foreign person. All income and any tax withheld (in this situation) by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

      The tax consequences to foreign persons entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisors or the U.S. Internal Revenue Service with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of the U.S. withholding taxes described above.

Dividend Reinvestment in Another Fund.  Shareholders of the Fund may
elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above. Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution. To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account. Dividends and/or distributions from shares of certain other Oppenheimer funds
(other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with
OppenheimerFunds Distributor, Inc., a subsidiary of the Manager that acts as the Fund's Distributor.  The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer
Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the
Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds.
Shareholders should direct inquiries about their accounts to the
Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian. Citibank, N.A. is the custodian of the Fund's assets.
The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund.  It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates.  The Fund's cash balances with the custodian in excess of
$100,000 are not protected by federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent Auditors. KPMG LLP is the independent auditor of the Fund.
The firm audits the Fund's financial statements and performs other related audit services. KPMG LLP also acts as auditor for certain other funds advised by the Manager and its affiliates.

                                  A-1
                               Appendix A

                             S&P 500 Index
                             -
                11 Economic Sectors, 34 Industry Groups
                ---------------------------------------

            Basic Materials                     Miscellaneous
            Chemicals                           Miscellaneous
            Forest Products
            Metals

            Consumer Staples                    Technology
            Food/Bev/Tobacco                    Computer Hardware
            Household Products                  Computer Software
            Food & Drug Retail                  Electronics

            Health Care                         Consumer Cyclicals
            Drugs                               Retail/Merchandise
            Hospital/Hospital Supply            Entertainment
                                                Building Materials
                                                Lodging & Restaurant
                                                Publishing
            Transportation                      Consumer Durables
            Automotive                          Retail/Clothing
            Transportation
            Auto Parts

            Capital Goods                       Finance
            Electric Equipment                  Consumer Finance
            Aerospace                           Money Center Banks
            Machinery                           Insurance
                                                Regional Banks

            Energy                              Utilities
            Integrated Oils                     Telephones
            Oil Production/Services             Electric Utilities
                                                Gas & Water

                                  B-11
                               Appendix B

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of
Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to
Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the
Prospectus and Statement of Additional Information of the applicable
Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
         1) plans qualified under Sections 401(a) or 401(k) of the
            Internal Revenue Code,
         2) non-qualified deferred compensation plans,
         3) employee benefit plans3
         4) Group Retirement Plans4
         5) 403(b)(7) custodial plan accounts
         6) Individual Retirement Accounts ("IRAs"), including
            traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE
            plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or
OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

 Applicability of Class A Contingent Deferred Sales Charges in Certain
                                    Cases
------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject
to Initial Sales Charge but May Be Subject to the Class A Contingent
Deferred Sales Charge (unless a waiver applies).

      There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of
Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A
Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|   Purchases of Class A shares aggregating $1 million or more.
|_|   Purchases of Class A shares by a Retirement Plan that was
         permitted to purchase such shares at net asset value but
         subject to a contingent deferred sales charge prior to March
         1, 2001. That included plans (other than IRA or 403(b)(7)
         Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible
         employees or total plan assets of $500,000 or more, or 3)
         certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|   Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
         1) through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
            Distributor for those purchases, or
         2) by a direct rollover of a distribution from a qualified
            Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those
            purchases.
|_|   Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
         1) The record keeping is performed by Merrill Lynch Pierce
            Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill
            Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or
            managed by Merrill Lynch Investment Management, L.P.
            ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal
            underwriter or distributor, and  (b)  funds advised or
            managed by MLIM (the funds described in (a) and (b) are
            referred to as "Applicable Investments").
         2) The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services
            are provided under a contract or arrangement between the
            Retirement Plan and Merrill Lynch. On the date the plan
            sponsor signs the record keeping service agreement with
            Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds)
            invested in Applicable Investments.
         3) The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the
            plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
II.

         Waivers of Class A Sales Charges of Oppenheimer Funds
------------------------------------------------------------------------

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain
Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|   The Manager or its affiliates.
|_|   Present or former officers, directors, trustees and employees
         (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents,
         parents-in-law, brothers and sisters, sons- and
         daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|   Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|   Dealers or brokers that have a sales agreement with the
         Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|   Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor)
         or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such
         employee's spouse or minor children).
|_|   Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer,
         broker, bank or advisor for the purchase or sale of Fund
         shares.
|_|   Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|   "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other
         financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the
         Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their
         accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the
         Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or
         financial intermediary for purchasing shares.
|_|   Directors, trustees, officers or full-time employees of OpCap
         Advisors or its affiliates, their relatives or any trust,
         pension, profit sharing or other benefit plan which
         beneficially owns shares for those persons.
|_|   Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such
         accounts.
|_|   A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|   Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides
         administration services.
|-|

      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the
         Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   A TRAC-2000 401(k) plan (sponsored by the former Quest for Value
         Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|   A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former
         Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain
Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|   Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a
         party.
|_|   Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit
         investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|   Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
         Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the
         Distributor may require evidence of qualification for this waiver.
|_|   Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.
|_|   Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain
Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|   To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|   Involuntary redemptions of shares by operation of law or
         involuntary redemptions of small accounts (please refer to
         "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|   For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the
            Internal Revenue Code) of the participant or beneficiary.
            The death or disability must occur after the participant's account was established.
         2) To return excess contributions.
         3) To return contributions made due to a mistake of fact.
         4) Hardship withdrawals, as defined in the plan.6
         5) Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a
            divorce or separation agreement described in Section 71(b)
            of the Internal Revenue Code.
         6) To meet the minimum distribution requirements of the
            Internal Revenue Code.
         7) To make "substantially equal periodic payments" as
            described in Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.
         9) Separation from service.7
         10)      Participant-directed redemptions to purchase shares
            of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made
            special arrangements with the Distributor.
         11)      Plan termination or "in-service distributions," if
            the redemption proceeds are rolled over directly to an
            OppenheimerFunds-sponsored IRA.
|_|   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the
         Distributor allowing this waiver.
|_|   For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special
         agreement with the Distributor.
|_|   For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.       Waivers of Class B, Class C and Class N Sales Charges of
                               Oppenheimer Funds
--------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|   Shares redeemed involuntarily, as described in "Shareholder
         Account Rules and Policies," in the applicable Prospectus.
|_|   Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security
         Administration.
|_|   The contingent deferred sales charges are generally not waived following the death or disability of a grantor or trustee for a trust account. The contingent deferred sales charges will only be waived in the limited case of the death of the trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|   Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor
         allowing this waiver.
|_|   Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill
         Lynch or an independent record keeper under a contract with
         Merrill Lynch.
|_|   Redemptions of Class C shares of Oppenheimer U.S. Government
         Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|   Redemptions requested in writing by a Retirement Plan sponsor of
         Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement
         Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more
         Oppenheimer funds.
|_|   Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the
            Internal Revenue Code) of the participant or beneficiary.
            The death or disability must occur after the participant's account was established in an Oppenheimer fund.
         2) To return excess contributions made to a participant's
            account.
         3) To return contributions made due to a mistake of fact.
         4) To make hardship withdrawals, as defined in the plan.9
         5) To make distributions required under a Qualified Domestic
            Relations Order or, in the case of an IRA, a divorce or
            separation agreement described in Section 71(b) of the
            Internal Revenue Code.
         6) To meet the minimum distribution requirements of the
            Internal Revenue Code.
         7) To make "substantially equal periodic payments" as
            described in Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.10
         9) On account of the participant's separation from service.11
         10)      Participant-directed redemptions to purchase shares
            of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment
            option in a Retirement Plan if the plan has made special
            arrangements with the Distributor.
         11)      Distributions made on account of a plan termination
            or "in-service" distributions, if the redemption proceeds
            are rolled over directly to an OppenheimerFunds-sponsored
            IRA.
         12)      For distributions from a participant's account under
            an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the
            distributions does not exceed 10% of the account's value,
            adjusted annually.
         13)      Redemptions of Class B shares under an Automatic
            Withdrawal Plan for an account other than a Retirement
            Plan, if the aggregate value of the redeemed shares does
            not exceed 10% of the account's value, adjusted annually.
         14)      For distributions from 401(k) plans sponsored by
            broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares or Class C shares under an
         Automatic Withdrawal Plan from an account other than a
         Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and
Class C shares sold or issued in the following cases:
|_|   Shares sold to the Manager or its affiliates.
|_|   Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|   Shares issued in plans of reorganization to which the Fund is a party.

|_|   Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in
         Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
IV.     Special Sales Charge Arrangements for Shareholders of Certain
      Oppenheimer Funds Who Were Shareholders of Former Quest for Value
                                    Funds
------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for
Class A, Class B and Class C shares described in the Prospectus or
Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when
OppenheimerFunds, Inc. became the investment advisor to those former
Quest for Value Funds.  Those funds include:
   Oppenheimer Quest Value Fund, Inc.           Oppenheimer Small Cap
   Value Fund
   Oppenheimer Quest Balanced Value Fund        Oppenheimer Quest
   Global Value Fund, Inc.
   Oppenheimer Quest Opportunity Value Fund

      These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on November 24, 1995:

   Quest for Value U.S. Government Income Fund  Quest for Value New York
   Tax-Exempt Fund
   Quest for Value Investment Quality Income Fund     Quest for Value
   National Tax-Exempt Fund
   Quest for Value Global Income Fund     Quest for Value California
   Tax-Exempt Fund

      All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
|_|   acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value
         Funds, or
|_|   purchased by such shareholder by exchange of shares of another
         Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other
         Oppenheimer fund on November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

|X|   Reduced Class A Initial Sales Charge Rates for Certain Former
Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to
November 24, 1995.

--------------------------------------------------------------------------------
                      Initial Sales       Initial Sales Charge   Concession as
Number of Eligible    Charge as a % of    as a % of Net Amount   % of Offering
Employees or Members  Offering Price      Invested               Price
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
9 or Fewer                   2.50%                2.56%              2.00%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
At  least  10 but not        2.00%                2.04%              1.60%
more than 49
--------------------------------------------------------------------------------

------------------------------------------------------------------------
      For purchases by Associations having 50 or more eligible
employees or members, there is no initial sales charge on purchases of
Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

      Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of
Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

|X|   Waiver of Class A Sales Charges for Certain Shareholders.  Class
A shares purchased by the following investors are not subject to any
Class A initial or contingent deferred sales charges:
o     Shareholders who were shareholders of the AMA Family of Funds on
            February 28, 1991 and who acquired shares of any of the
            Former Quest for Value Funds by merger of a portfolio of
            the AMA Family of Funds.
o     Shareholders who acquired shares of any Former Quest for Value
            Fund by merger of any of the portfolios of the Unified
            Funds.

|X|   Waiver of Class A Contingent Deferred Sales Charge in Certain
Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

      Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge
Waivers.

|X|   Waivers for Redemptions of Shares Purchased Prior to March 6,
1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March
6, 1995 in connection with:
o     withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal
            does not exceed 10% of the initial value of the account
            value, adjusted annually, and
o     liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the
            required minimum value of such accounts.

|X|   Waivers for Redemptions of Shares Purchased on or After March 6,
1995 but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of
Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former
Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:
o     redemptions following the death or disability of the
            shareholder(s) (as evidenced by a determination of total
            disability by the U.S. Social Security Administration);
o     withdrawals under an automatic withdrawal plan (but only for
            Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value;
            adjusted annually, and
o     liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the
            required minimum account value.

      A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A,
Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.      Special Sales Charge Arrangements for Shareholders of Certain
       Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                         Investment Accounts, Inc.
---------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for
Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
   Oppenheimer U. S. Government Trust,
   Oppenheimer Bond Fund,
   Oppenheimer Value Fund and
   Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former
Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds,
Inc. became the investment adviser to the Former Connecticut Mutual
Funds:
   Connecticut Mutual Liquid Account      Connecticut Mutual Total
   Return Account
   Connecticut Mutual Government Securities Account   CMIA LifeSpan
   Capital Appreciation Account
   Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
   Connecticut Mutual Growth Account      CMIA Diversified Income
   Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

|X|   Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class
A contingent deferred sales charge that was in effect prior to March
18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

      Those shareholders who are eligible for the prior Class A CDSC are:
         1) persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior
            to March 18, 1996, as a result of direct purchases or
            purchases pursuant to the Fund's policies on Combined
            Purchases or Rights of Accumulation, who still hold those
            shares in that Fund or other Former Connecticut Mutual
            Funds, and
         2) persons whose intended purchases under a Statement of
            Intention entered into prior to March 18, 1996, with the
            former general distributor of the Former Connecticut Mutual
            Funds to purchase shares valued at $500,000 or more over a
            13-month period entitled those persons to purchase shares
            at net asset value without being subject to the Class A
            initial sales charge

      Any of the Class A shares of a Fund and the other Former
Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

|X|   Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to
March 18, 1996, and still holds Class A shares:
         1) any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut
            Mutual Funds totaled $500,000 or more, including
            investments made pursuant to the Combined Purchases,
            Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such
            investment is still held in one or more of the Former
            Connecticut Mutual Funds or a Fund into which such Fund
            merged;
         2) any participant in a qualified plan, provided that the
            total initial amount invested by the plan in the Fund or
            any one or more of the Former Connecticut Mutual Funds
            totaled $500,000 or more;
         3) Directors of the Fund or any one or more of the Former
            Connecticut Mutual Funds and members of their immediate
            families;
         4) employee benefit plans sponsored by Connecticut Mutual
            Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
         5) one or more members of a group of at least 1,000 persons
            (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor
            or other activity, and the spouses and minor dependent
            children of such persons, pursuant to a marketing program
            between CMFS and such group; and
         6) an institution acting as a fiduciary on behalf of an
            individual or individuals, if such institution was directly compensated by the individual(s) for recommending the
            purchase of the shares of the Fund or any one or more of
            the Former Connecticut Mutual Funds, provided the
            institution had an agreement with CMFS.

      Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual
Funds described above.

      Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New
York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this
Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class
B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an
Oppenheimer fund that was a Former Connecticut Mutual Fund.
Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
   1) by the estate of a deceased shareholder;
   2) upon the disability of a shareholder, as defined in Section
      72(m)(7) of the Internal Revenue Code;
   3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections
      401(a) or 403(b)(7)of the Code, or from IRAs, deferred
      compensation plans created under Section 457 of the Code, or other employee benefit plans;
4)    as tax-free returns of excess contributions to such retirement or employee benefit plans;

   5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
   6) in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
   7) in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
   8) in connection with automatic redemptions of Class A shares and
      Class B shares in certain retirement plan accounts pursuant to an
      Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
   9) as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of
      Incorporation, or as adopted by the Board of Directors of the
      Fund.
VI.        Special Reduced Sales Charge for Former Shareholders of
                         Advance America Funds, Inc.
------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S.
Government Trust, Oppenheimer Strategic Income Fund and Oppenheimer
Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds,
Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase
Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.        Sales Charge Waivers on Purchases of Class M Shares of
                   Oppenheimer Convertible Securities Fund
------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class
A and were permitted to purchase those shares at net asset value without sales charge:
|_|   the Manager and its affiliates,
|_|   present or former officers, directors, trustees and employees
         (and their "immediate families" as defined in the Fund's
         Statement of Additional Information) of the Fund, the Manager
         and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their
         employees,
|_|   registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|   dealers or brokers that have a sales agreement with the
         Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|   employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or
         financial institutions that have entered into sales
         arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|   dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of
         Class M shares of the Fund in specific investment products made available to their clients, and
|_|   dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior
         distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Trinity Core FundSM

Internet Website:
      www.oppenheimerfunds.com
      ------------------------

Investment Advisor
      OppenheimerFunds, Inc.
      498 Seventh Avenue
      New York, New York 10018

Sub-Advisor
      Trinity Investment Management Corporation
      301 North Spring Street
      Bellefonte, Pennsylvania 16823

Distributor
      OppenheimerFunds Distributor, Inc.
      498 Seventh Avenue
      New York, New York 10018

Transfer Agent
      OppenheimerFunds Services
      P.O. Box 5270
      Denver, Colorado 80217
      1.800.CALL.OPP (225.5677)

Custodian Bank
      Citibank, N.A.
      399 Park Avenue
      New York, New York 10043

Independent Auditors
      KPMG LLP
      707 Seventeenth Street
      Denver, Colorado 80202

Legal Counsel
      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, New York 10019

1234

PX0211.002.0902(Rev 10.02)

--------
                                                               1 Mr. Motley was elected as Trustee to the Board I Funds effective
                                                                                          October 10, 2002.
2 In accordance with Rule 12b-1 of the Investment Company Act, the term
"Independent Trustees" in this Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer
Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a
continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue Code, under which
Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the
Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term "Group Retirement Plan"
also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the
Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the
Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans and loans from the OppenheimerFunds-sponsored Single K retirement plan.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.